As filed with the Securities and Exchange Commission on May 17, 2002 Registration No. 333-76412

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  Amendment No. 1
                                         to

                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933

                               ELGRANDE.COM, INC.

            NEVADA                          7373                  88-0409024
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Id. No.)

                                   Copies to:
1132 HAMILTON STREET    MICHAEL F. HOLLORAN, PRESIDENT  MICHAEL PAIGE, ESQ.
SUITE 302               1132 HAMILTON STREET            JACKSON & CAMPBELL, P.C.
VANCOUVER, B.C.         SUITE 302                       1120 20TH STREET, N.W.
CANADA V6B 2S2          VANCOUVER, B.C.                 SOUTH TOWER
(604) 689-0808          CANADA V6B 2S2                  WASHINGTON, D.C.
                        (604) 689-0808                  20036-3437
(Address and telephone  (Name, address, and             (202) 457-1600
 number of principal     telephone number of            (202) 457-1678 (FAX)
 executive offices)      agent for service)

APPROXIMATE  DATE  OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As soon  as
practicable  after  this  Registration  Statement  becomes  effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.

TITLE OF EACH                             PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
CLASS OF SECURITIES    AMOUNT TO BE       OFFERING PRICE    AGGREGATE          REGISTRATION
TO BE REGISTERED       REGISTERED(2)      PER SHARE(3)      OFFERING PRICE(3)  FEE(6)
---------------------  -----------------  ----------------  -----------------  ----------------
Common Stock,
 $.001 par value         3,726,538(1)            $0.05          $186,327           $46.58
Common Stock,
 $.001 par value        50,000,000(4)            $0.05(4)     $2,500,000          $625.00

Common Stock,
 $.001 par value           100,000(2)(5)         $0.05            $5,000            $1.25

                      -------------------------------------------------------------------------
Total                   53,826,538               $0.05        $2,691,327          $672.83(6)

(1)  Shares  to  be  sold  by   certain  selling  shareholders,   as  identified
     under  the  table  shown  on  page  28.
(2) An indeterminate number of additional shares of common stock are registered hereunder in accordance with Rule 416 under the Securities Act that may be issued as provided in the warrants in the event that the provisions against dilution in such instruments become operative.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(4) The price per share of our common stock will vary based on the volume-weighted average daily price of our common stock during the request period provided for in the stock purchase agreement described in this registration statement. The purchase price will be equal to 85% to 95% of the volume-weighted average daily price for each trading day within such pricing period, depending on the volume weighted average price for the common stock on that trading day.
(5) Common stock issuable upon exercise of outstanding warrants with an exercise price of $0.0625 per share.
(6) Fee previously paid is $946.01. This Amendment reflects a reduction in shares registered from 54,057,857 to 53,826,538.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT  TO  COMPLETION,  DATED  MAY  __,  2002

                        53,826,538 SHARES OF COMMON STOCK
                               ELGRANDE.COM, INC.

     Selling stockholders as identified on page 28 are offering for sale the shares of common stock, par value $0.001 per share, and warrants to purchase shares of common stock of Elgrande being offered under this prospectus.

     The registration statement of which this prospectus forms a part registers for resale an aggregate of 50,000,000 shares of our common stock that may be issued through a common stock purchase agreement (the "stock purchase agreement") that we entered into with IFG Private Equity, LLC ("IFG") as further described in this prospectus. The number of shares that may be issued under the stock purchase agreement would constitute 182% of our issued and outstanding common stock as of April 30, 2002. We will receive the sale price of any common stock that we may sell through the stock purchase agreement, and IFG may resell those shares pursuant to this prospectus. We will also receive $6,250 if all of the Commitment Warrants held by and issued to IFG are exercised. We will not receive any proceeds from IFG's resale of our common stock.

     Of the remaining, 3,826,538 shares, 3,726,538 shares are being offered for sale by certain of our stockholders as identified on page 28. We are also registering 100,000 shares for conversion of the Commitment Warrants held by IFG. Elgrande will not receive any of the proceeds from the sale of the shares of common stock.

     We will pay certain of the legal and other expenses of this offering, estimated to be $25,000. The selling stockholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares or warrants. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known.

     Bid and asked prices for our common stock are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "EGND." On March 31, 2002 the last closing price of the common stock as reported was $0.07. As of February 28, 2002, there were 28,093,323 shares of our common stock outstanding, 6,672,343 shares of common stock issuable upon the exercise of issued and outstanding options and warrants, and approximately 1,818,182 shares of common stock issuable upon conversion of certain debentures, approximately $200,000 of which debentures are currently outstanding.

     IFG is deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. We have not registered the shares or warrants for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES SIGNIFICANT RISK. WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is  __________,2002

                                     SUMMARY

  You should carefully read this entire prospectus before investing in our common stock.

GENERAL
-------
Background

     Elgrande.com, Inc. ("Elgrande", the "Company", "we" or "us") is an e-commerce company. Our sole business now is Shopengine.net, a web site that is aimed at consolidating the global marketplace for quality art and handcrafted goods ("ShopEngine "). We started operations in 1998 selling books, CDs and videos through our elgrande.com web site, but have recently discontinued those operations and closed the website. ShopEngine is in the early start-up stage of its business; sales have only recently started and are still limited. As a result, revenue from sales are still only a small portion of our actual operating expenses. Due to its start-up status our market exposure is extremely limited and our customer base is still in the infant stage. As a consequence, we continue to operate at a loss and are completely dependant on access to funding to maintain current operations.

Introduction

Our mission is to consolidate the global marketplace for quality art and handcrafted goods by facilitating the e-commerce sale of these products through the presentation and flow of information on the Internet. Our buyers are consumers and businesses. Our products are consigned from our suppliers in the global community of artists and artisans. Elgrande's ShopEngineTM e-commerce platform is the comprehensive technology, marketing and logistics vehicle that facilitates this process.

ShopEngineTM is an electronic storefront, back office, virtual warehouse and network information management system that captures the features and benefits of both destination e-commerce web sites and search engines. In a bricks and mortar analogy ShopEngineTM is a store specializing in quality art and artisanal products on a very busy street. ShopEngineTM provides our suppliers with a storefront for display, merchandizing for customer appeal, shelf space for products, convenient and secure payment options, international customs and duties logistics and home delivery at competitive prices.

Customers can make purchases from a wide selection of quality art and handcrafted items from around the world. ShopEngineTM is also a sector specific search engine that allows customers to rapidly browse the entire ShopEngineTM inventory according to specific search criteria and link to associated sites for more detailed information.

The ShopEngineTM art and handcrafted goods sector is a market niche that management feels is ideally suited to web based commerce. North American sales in this sector are in the billions of dollars annually (Craft Report dated April
2001). Sales in Europe and Japan are equally impressive. There is unique product appeal, and a demonstrated capacity for international supply and sales. In addition, items in this category are ideally suited for sale over the web, as they typically command a high margin, are not purchased based on comparison shopping price point, and are not sensitive to overnight timing of delivery. Currently, this sector is fragmented and not well represented on the internet. Together, these factors provide an opportunity for the ShopEngineTM business model.

ShopEngineTM lists each partner's catalogue of product images and associated data. As a result, all information related to each supplier, e.g. product images and descriptions, general information about the supplier and their products, etc. is resident within ShopEngineTM. This allows for rapid and effective searching within the ShopEngineTM database. As a result, ShopEngineTM is much more than just an electronic catalogue of products. Suppliers can administer their product catalogue remotely allowing for rapid adjustments in content, pricing and supporting information.

Customers querying major search engines find ShopEngineTM returning on the first page. Artists and artisans partnering with ShopEngineTM achieve high visibility, and thus a compelling marketing advantage over their competitors. Customers can find an extensive selection of products specific to their search criteria. All products offered through ShopEngineTM are pre-screened for quality. Our transportation and logistics partnership with FedEx assures industry leading shipping and landed cost information at the time of purchase and cost competitive and efficient transportation.

The ShopEngineTM business model does not require that we finance or directly handle inventory. The ShopEngineTM shipping and logistics partnership with FedEx allows us to purchase "ex-works", and ship directly to the customer at favorable contracted shipping rates.

EXECUTIVE  OFFICES
------------------

     Our offices are located at 1132 Hamilton Street, Suite 302, Vancouver, B.C., Canada V6B 2S2, and our telephone number is (604) 689-0808.

THE  OFFERING

Common  stock  offered  by  selling  shareholders:          1,911,538  shares

Common stock to be offered upon conversion warrants
 and  debentures:                                           1,815,000  shares

Common stock to be offered pursuant to IFG equity line:     50,000,000 shares

Common  stock to be outstanding after the offering:         81,719,861 shares(1)

OTC  Bulletin  Board  symbol:                                   "EGND"

(1) Assumes the exercise of 1,915,000 warrants (including the 100,000 Commitment Warrants issued to IFG pursuant to the stock purchase agreement) and options, sale of 50,000,000 shares of common stock under the stock purchase agreement, and 1,711,538 shares of common stock issued after the quarter ended February 28, 2002.

We signed a common stock purchase agreement (the "stock purchase agreement") with IFG Private Equity, LLC, a Georgia limited liability company ("IFG"), on September 18, 2001, as amended on December 18, 2001, for the future issuance and purchase of shares of our common stock. The stock purchase agreement establishes what is sometimes referred to as an equity of line of credit. Under the equity line of credit, once every 25 trading days, we can request a draw down. No draw down can exceed the lesser of $5,000 and the capped amount calculated in one of two ways (i) a Standard Draw Down or, (ii) a Six Month Draw Down. A Standard Draw Down is the amount derived from multiplying the VWAP (volume weighted average price) of our common stock for the treading day immediately preceding the date of our notice by 3 times the Average Daily Trading Volume (for the 30 trading days immediately preceding the day on which we make our draw down request. A Six Month Draw Down is the lesser of $500,000 or the amount derived from multiplying the VWAP of our common stock for the trading day immediately preceding the date of our notice by 180 times the Average Daily Trading Volume.

To determine the number of shares issuable to IFG, we use the formulas based on our market price which are described on page 33. On April 30, 2002 the closing price for our common stock was $0.05 and the average daily trading volume for the last 30 trading days ended April 30, 2002 was 72,560. If this market price and average trading volume remained constant over the 36-month period of the stock purchase agreement, each notice would be capped at $10,884.

The 15% of 20 times the average dollar value of our stock traded in the 30 trading days immediately preceding our draw down notice must be at least $10,884.

Under this example, for a normal request, we would issue 256,094 shares to IFG at $0.0425 per share, and for a Six Month Draw Down request, would issue 11,764,705 shares; provided that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership of common stock described below.

We have registered 53,826,538 shares of common stock pursuant to the registration statement of which this prospectus forms a part, a large portion of which is owned by stockholders other than IFG. Included in that amount are 50,000,000 shares of common stock we have registered for sale by IFG. The number of shares we can issue to IFG is limited by a provision in the stock purchase agreement that prevents us from issuing shares to IFG to the extent that IFG would own more than 9.9% of our outstanding common stock. Resales of our common stock by IFG pursuant to this prospectus would reduce the number of shares beneficially owned by IFG and, thus, may allow us to issue additional shares to IFG without violating the stock purchase agreement.

The per share price IFG pays for our common stock includes a discount of fifteen percent if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day draw down pricing period preceding the draw down notice.

              CAUTIONARY  STATEMENT  ABOUT  FORWARD-LOOKING  STATEMENTS

     Some of the statements in this prospectus under the captions Summary, Risk Factors, Management's Discussion and Analysis of Financial Condition and Results of Operations, Business, and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the Risk Factors section.

                             SUMMARY  FINANCIAL  DATA

     The summary financial data set forth in the table below is derived from our financial statements for the nine month period ended February 28, 2002 and 2001, and the years ended May 31, 2001 and 2000. The financial statements are included in this prospectus at page F-1. This financial data represents historical information that is not necessarily indicative of future results. We urge you to read carefully Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto, and other financial data included elsewhere in this prospectus.

                           February 28, February 28,    May 31,       May 31,
                               2002         2001         2001          2000
                           (Unaudited)  (Unaudited)
                          ------------  ------------  ------------  ------------
Revenues:                      23,846       107,016       137,722       232,717
Cost  of  Revenues            (25,701)     (169,825)      198,983       324,810
Gross  Profit  (Loss)     $    (1,855)  $   (62,809)  $   (61,261)  $   (92,093)
Total operating expenses:     730,837     1,441,989     1,631,428     3,043,591
Loss  from  operations       (732,692)   (1,504,798)   (1,692,689)   (3,135,684)
Total  other  income
  (expense)  -  Net           (69,000)       (1,460)      (43,702)       (3,639)
Net  loss                    (801,692)   (1,508,413)   (1,736,391)   (3,139,323)
Basic  and  Diluted  Net
  Loss  per  Share              (0.05)        (0.13)        (0.12)        (0.27)
Weighted  average  number
  of  shares               17,182,271    11,148,000    13,907,286    11,645,330


BALANCE SHEET DATA                              FEBRUARY 28, 2002   MAY 31, 2001
                                                   (unaudited)
                                                ---------------  ---------------
Cash  and cash equivalents                       $      20,638   $       47,643
Working Capital                                       (728,911)        (781,595)
Total  Assets                                          412,170          539,250
Long  Term debt, less current portion                        0                0
Shareholders' equity (deficit)                        (503,256)        (304,322)

                                  RISK  FACTORS

     An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

Risk  Factors  associated  with  the  Company

LIMITED  OPERATING  HISTORY
We were founded in April 1998 and began operating our Elgrande.com web site on June 2, 1999. That web site was subsequently terminated. We opened the ShopEngine.net web site in November of 2001. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce.

To address these risks, we must, among other things, increase our supplier and customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology and transaction-processing systems, provide superior customer service and order fulfilment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Through the early stages of development and until the ShopEngineTM is fully deployed, expenses will exceed revenues generated. We expect to use funding options to offset operating losses. If such net proceeds, together with cash generated by operations, are insufficient to fund future operating losses, we will be required to raise additional funds. There can be no assurance that such financing will be available in amounts or on terms acceptable to us, if at all.

UNPREDICTABILITY  OF  FUTURE  REVENUES
As a result of our limited operating history and the emerging nature of the markets in which we compete, we are unable to accurately forecast its revenues. Our current and future expense levels are based largely on our investment plans. Operating results will, to a large measure, depend on the volume and timing of orders the ability to support orders and our ability to expand the number of suppliers and sites using the ShopEngine system. We will be substantially dependent on raising equity capital for the foreseeable future and, without access to additional equity capital, we may be forced to cease business operations.

CAPACITY  CONSTRAINTS
A key element of our strategy is to generate a high volume of traffic through the ShopEngineTM. Accordingly, the satisfactory performance, reliability and availability of our web site, transaction-processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of our Networks or reduced order processing and fulfilment performance would reduce the volume of goods sold and the attractiveness of our product and service offerings.

Any substantial increase in the volume of traffic on our web site or the number of orders placed by customers will require us to expand and upgrade further our technology, transaction-processing and customer support systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Networks or timely expand and upgrade our systems and infrastructure to accommodate such increases.

SYSTEM  FAILURE
Our success largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events.

We do not presently have redundant systems and do not carry business interruption insurance to compensate for losses that may occur as a consequence of complete system failure. Despite the implementation of network security measures, our servers are vulnerable to computer viruses, electronic break-ins and similar disruptions, which could lead to interruptions, delays, and loss of data or the temporary inability to accept and fulfil orders. The occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

MANAGEMENT  OF  POTENTIAL  GROWTH
ShopEngine is a start-up web site in the very early stages of development. We anticipate that significant expansion will be required in response to growth in our customer base and market opportunities. This expansion is expected to place, a significant strain on our management, operational and financial resources. To manage the expected growth of its operations and personnel, we will be required to improve existing and implement new transaction-processing, operational and financial systems, procedures and controls, and to expand, train and manage a growing employee base.

There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retain, motivate and manage required personnel.

RISKS  OF  INTERNATIONAL  BUSINESS
There are inherent risks of conducting business internationally. Language barriers, foreign laws and customs and duties issues all have a potential negative effect on our ability to transact business with citizens of foreign countries. We may be subject to the jurisdiction of the government and/or private litigants in foreign countries where we transact business, and we may be forced to expend funds to contest legal matters in those countries in disputes with those governments or with customers or suppliers.

Risk  Factors  Associated  with  the  Industry

ONLINE  COMMERCE  SECURITY  RISKS
A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capability; new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect customer transaction data.

If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

DEPENDENCE  ON  CONTINUED  GROWTH  OF  ONLINE  COMMERCE
Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce. Rapid growth surrounding the Internet, the web and online services is a recent phenomenon. There can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of customers will continue to use the Internet and other online services as a medium of commerce.

In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services.

Our business, prospects, financial condition and results of operations would be materially adversely affected if:

* Use of the Internet and other online services does not continue to grow or grows more slowly than expected;
* Infrastructure for the Internet and other online services does not effectively support growth that may occur;
* The Internet and other online services does not become a viable commercial marketplace.


Risk  Factors  Associated  with  the  Offering

SHORT  SELLING
Short selling by shareholders or others could depress the prices of our common stock in the securities markets and exacerbate the effects of the risks caused by the equity line.

FUTURE  SALES
Future sales of our common stock could depress the market price of our stock. Most importantly, because we sell our common Stock to IFG pursuant to the terms of the equity line financing, IFG always receives our common stock at a discount to market. IFG may have an incentive to sell our common stock immediately into the market to profit from the difference between their discounted price and the market price. This will increase the number of shares outstanding and will dilute all shareholders. This additional dilution could cause our stock price to decline.

CONTINUED  ACCESS  TO  FUNDS
Our ShopEngine web site and business is in the early stages of development. Revenue does not cover operating expenses. Therefore, ShopEngine records an operating loss every month. Until such time as revenue is sufficient to cover operating losses, ShopEngine Engine would not be a viable business without ongoing access to capital. In the event we do not have access to additional capital in the future, we would be forced to cease operations.

INTELLECTUAL  PROPERTY
We have no intellectual property and therefore are at risk that our ideas and business concept can be replicated by another party or other parties without our consent or knowledge. We could have no resource against such action by a third party in such an event.

                                 CAPITALIZATION

     The following table shows our short-term debt, long-term debt, and capitalization as of February 28, 2002, and pro forma as adjusted to reflect the sale of 50,000,000 shares pursuant to the equity line with IFG, the sale by selling shareholders of all shares shown in the table under Principal and Selling Stockholders.

     For  purposes  of   the  pro  forma   capitalization  table,   we  make  no
assumptions   regarding  the  conversion  and  subsequent  sale  of  convertible debentures outstanding. We are unable to determine how many shares and warrants will be issued under the equity line. This table should be read in conjunction with our financial statements and the related notes thereto contained elsewhere in this prospectus.

     All warrants & options, the underlying shares of which are not registered in the registration statement of which this prospectus is a part are not reflected in the Pro Forma As Adjusted column of the capitalization table below.


                                                           FEBRUARY  28,  2002
                                                      -------------------------
                                                      (UNAUDITED)  PRO  FORMA
                                                         ACTUAL    AS  ADJUSTED
                                                      -----------  ------------
Notes  Payable  - short and long term                    281,994       281,994
Shareholders'  equity:
  Common  stock,  par  value  $0.001  per  share,
    200,000,000 shares authorized; 28,093,323 shares
    issued and outstanding; 81,719,861 shares issued
    and outstanding, as adjusted                          28,094        81,720
  Stock options and Warrants                             853,061       853,061
  Additional paid-in capital                           5,505,077    26,209,859
  Retained earnings (deficit)                         (6,889,488)   (6,889,488)
Total shareholders' equity (deficiency)                 (503,256)   20,255,152
Total capitalization (deficiency)                       (221,262)   20,537,146

                                 DIVIDEND  POLICY

     We have not declared or paid any cash dividend on our common stock in the past, and the board of directors intends to continue a policy of retaining future earnings to finance our growth and for general corporate purposes. Therefore, we do not anticipate paying any cash dividends on our common stock in the future.

                                    BUSINESS

INTRODUCTORY
We are an e-commerce company aimed at consolidating the global marketplace for quality art and handcrafted goods site. Our ShopEngine Internet-based program for artists and artisans is in the early start-up stage of its business; sales have only recently started and are still limited. As a result, revenue from sales are still only a small portion of our actual operating expenses. Due to our early stage development our market exposure is limited and our customer base is still in the infant stage. As a consequence, we continue to operate at a loss and are completely dependant on access to funding to maintain current operations.

SHOPENGINE

ShopEngineTM was designed as a comprehensive web-based marketing, sales and logistics support program for the sale of art and design products over the internet. ShopEngineTM is a comprehensive system offering participating artists and artisans an e-commerce sales channel and market exposure and our customers a wide selection of quality products, security of payment and cost effective shipping.

More and more artists and artisans intuitively recognise the value of the web as a medium for the exposure of their art and handmade articles to the vast world market. The problems they face are the costs of e-commerce set-up, site design and maintenance, a lack of exposure on the web and hence a lack of traffic to their site. ShopEngineTM has solved these problems in a most compelling and innovative way, giving participating artists and artisans (our "partners") affordable on-line visibility for their products, e-commerce capability and a technical support system that would otherwise be prohibitive to a small business.

ShopEngine's TM partners do not have to allocate the time and resources required to create and maintain the relationships necessary to implement their own system to capture on-line payment. ShopEngineTM provides a uniform high level of security for all transactions through the use of an industry leading payment channel. The net result: our partner artists and artisans can focus on their core competence.

The ShopEngineTM strategy would not limited to the North American market and we are planning to extend it to the European and Asian markets as ShopEngineTM expands its global reach.

Key  Features

There are seven key features that we believe make ShopEngineTM an attractive opportunity for our partner artists and artisans and our customers. They are as follows.

1. ShopEngineTM provides what we consider a superior bundled marketing program to ensure product visibility and feedback on customer preferences.

2. ShopEngineTM enhances the presentation and market appeal of products through a merchandizing program that combines market place demand with feature showcase presentations of selected products.

3. ShopEngineTM offers one of the most cost effective full e-commerce solutions in the marketplace, and allows artists and artisans to retain full control over their identity, and products.

4. ShopEngineTM has partnered with FedEx to offer industry leading shipping logistics, including landed cost calculations at the time of purchase, and preferred international shipping rates.

5. ShopEngineTM provides a search capability that allows buyers to quickly and effortlessly preview all items within the ShopEngineTM database by type of product, region, price range or supplier

6. ShopEngineTM suppliers are offered a range of tools that can be combined into a customised package of services including online catalogue management, printable catalogue technology, inventory tracking, messaging, enquiry handling and order status handling.

7. ShopEngineTM provides customers with an extensive selection of products and a quality assurance program designed to provide a minimum standard of product quality and a uniform code of practice.

Our  Partners

     As of April 30, 2002, we estimate ShopEngine had 39 partners, comprising artists and artisans. We project that by the end of this calendar year, we will have 377 partners.


Bundled  Marketing  Strategy

Without a mechanism to achieve visibility, artists and artisans working on their own are lost in the hundreds of thousands of artists and artisans that have web pages. The primary key to achieving market exposure is search engine placement. Third party search engines (e.g. Lycos, Yahoo, Google, MetaCrawler, Ask Jeeves, etc.) have evolved to become the only practical user-friendly directories where buyers can find web-based sellers. Achieving a search engine listing that places the seller close to the top of the list of all potential sellers is the limiting factor. Research has shown that sites that do not return within the top 10 in any search category are not usually visible to buyers.

According to Target Marketing Magazine the "Top Ways Web sites are Discovered" are:

Search  Engines  46  percent     "by  accident"  2.1  percent
Random  Surfing  20  percent     TV  Spots  1.4  percent
Word-of-Mouth  20  percent       Targeted  Mail  1.2  percent
Magazine  ads  4.4  percent      Banner  ads  1.0  percent

Results from a Forrester Research Media Field Study have shown that a loyal audience following is best achieved through "top-of-the-list" Search Engine Placement. According to a GVU (Graphic, Visualisation and Usability Centre at Georgia Tech) Users Survey, 84 percent of Internet users do not search beyond the first page in a Search Engine list. Testaments to these research results are the recent high profile Internet commerce failures that directed huge expenditures to unsuccessful mass marketing via TV and printed media.

Further, a recent in-house research project revealed that over the course of 24 hours on a major search engine, there were 1500 inquires using the key words "Arts & Crafts". If an artisan were to consistently appear at the top of the search results this would translate to impressive traffic. However, no single artists web site returned such traffic. This major search engine hosts 500,000 web sites that use the key words Arts & Crafts. Without a strategy to focus traffic, an individual site could expect to realise a single inquiry every 333 days or less if the site consistently falls below the first page of results.

Through focused research and on-line testing we have determined the required elements of website design, resource requirements, and steps necessary to ensure that ShopEngine.net will consistently appear in the top 10 search results when customers query for art and artisanal products key worded by ShopEngineTM on the major search engines. Critical factors include the choice of key words used to describe products and product categories, the design of the ShopEngine.net web site, the design of the underlying databases, the combined weight and diversity of products within the ShopEngineTM system, and the paths (links) to and from associate and partner web sites. This approach to search engine optimization is referred to as our "Bundled Marketing" program.

As a result of the top-of-the-page search engine placement, we believe that customers will have a high probability of visiting ShopEngine.net whenever they use key words that correspond to ShopEngineTM product categories. Having arrived at the ShopEngine.net site, customers can initiate a search of all ShopEngineTM hosted suppliers. The search could be conducted by type of product, region, supplier, price range etc. In addition, the ShopEngineTM web site regularly features theme presentations of regional products, artists and artisans, related cultural information, featured products, special pricing and theme settings.

We believe that this is a cost-effective marketing strategy that provides an economy of scale not otherwise available to individual artists and artisans, and ensures a high level of visibility to our partners and that the effectiveness of this marketing strategy increases with the depth and diversity of products in the ShopEngineTM system. As a result, all ShopEngineTM partners enjoy significantly more traffic to their catalogue of products than would otherwise be possible, and therefore more exposure to potential customers. The bundled marketing and merchandizing strategies are also very cost efficient, and allow us to avoid charging participation fees for generating traffic. The fee for catalogue hosting, marketing and e-commerce capability with secure credit card transaction processing is waived. The ShopEngineTM fee structure is based on a percentage of sales only.

ShopEngineTM instantly produces all products across the entire ShopEngineTM database that are relevant to the customer's search parameters. Within each product category, the product database for each partner will be integrated with all other partner databases, to form a master database of products and related information, including availability, pricing, and shipping requirements. Bundled Marketing drives traffic and the ease of shopping on the ShopEngineTM site translates into a greater number of sales and return visits.

Shipping  and  Logistics

The ability to provide accurate landed cost pricing at the time of purchase, shipment tracking, insurance, the option to provide customs clearance and pre-payment of duties, and cost effective transportation for both large and small orders are key competitive advantages and important components of the ShopEngineTM value proposition.

Refused shipments because of surprise customs duties and unexpected surcharges and taxes account for a significant volume of returned goods in traditional international catalogue and Internet sales companies. The technology to provide accurate on-line tools to calculate import charges in addition to transportation cost are just now becoming available through a limited number of global carriers. ShopEngineTM recognizes the value of providing customers with comprehensive shipping and logistics data at the time of purchase to assist in the purchasing decision. The need for this level of on-line data support was identified early on as a key requirement of the ShopEngineTM business model.

Transportation is an equally important element of the ShopEngineTM value proposition. The ability to cost effectively and efficiently deliver product in accordance with our customer's requirements and track shipments while enroute are also fundamental to the ShopEngineTM business model. The logistics challenges presented by the combination of our global partner network, global customer base and range of shipment size from one-off orders to wholesale bulk purchases force a standardization of shipping options.

Expedited shipping by air express meets the need for rapid delivery of typically small orders at the consumer level. This is the highest cost delivery option. Consolidated airfreight is a more relaxed consumer level delivery option designed to accommodate delivery on a time frame of typically 1 to 2 weeks. Sea and land container shipment is the option that provides the lowest delivered cost per pound and is most appropriate for international destinations where time of delivery is not a factor. Container shipments could be either whole container in the case of large wholesale orders of bulky items e.g. furniture from Indonesia, or consolidated container shipments of smaller wholesale orders or one of consumer orders where air freight is prohibitively expensive e.g. ceramic tableware from France.

Selection of our shipping partner followed a three-step process. We initially undertook an extensive review of potential global shipping partners. This resulted in a short list of three companies: DHL, UPS and FedEx. UPS Logistics Group were engaged to review our shipping and logistics needs and design a shipping and logistics plan to address our shipping needs as outlined above. Based on the recommended shipping and logistics requirements, further review led to the selection of FedEx as our preferred partner (http://www.fedex.com).

Shipping and its associated logistics support are the only components of the ShopEngineTM platform that have been outsourced.

TECHNOLOGY  IMPLEMENTATION

     ShopEngine is being implemented using a combination of proprietary technologies, and through the use of commercially available licensed software. The architecture will enable us to handle tens of thousands of different artists and artisans and millions of product SKUs in multi supplier catalogues. We currently owns all of the hardware and substantially all of the software and software licenses required for implementation of the ShopEngineTM system. Limited capital is required for asset purchase or lease.

The entire infrastructure is hosted at a third party data center connected to our corporate office through a high-speed network. The data center, and all of ShopEngine's system hardware, is connected to back-up generators to maintain uninterrupted electrical service, and to the Internet through multiple Internet service providers to avoid connectivity problems. We maintain multiple clustered high-speed routers, multiple clustered load balancing hardware, multiple web servers and multiple application and database servers.

FINANCIAL  RESULTS

Through our Elgrande.com retail web site, in the fiscal year ended May 31, 2001, we generated gross revenue of $137,722 through the sale of books, golf equipment, CDs and discount travel. The corresponding cost of sales was $198,983 for a net loss on retail operations of $61,261 in our fiscal year ended May 31, 2001. We expected a loss on sales as a consequence of a deliberate decision to offer merchandise at a deeper discount than our e-commerce competitors. This was done in order to develop market share, establish a customer base and provide the company with an operational in-house test site for development of the ShopEngine version 3. Effective August 15, 2000 we had adjusted the price structure of all products available through our Elgrande.com site to reflect our cost of goods plus a small markup.

In the quarter ended February 28, 2002 we generated gross revenue of $2,090 with corresponding cost of sales of $1,817 for a net profit on retail operations of $273.

As a consequence of ongoing ShopEngineTM software development and supplier marketing plus operation of the Elgrande.com site, as at May 31, 2001, the Company's liabilities exceeded its assets by $781,595. As at February 28, 2002, this figure decreased to $337,379. There is a significant risk that without continued access to adequate development funds, we may be forced to cease our business operations due to insufficient cash flow or to actions that could be taken by one or more of our creditors.

We have continually been required to raise funds for our ongoing development and on-line operations, which have not been and are not now profitable. There can be no assurance that such financing will continue to be available in amounts or on terms acceptable to us, if at all.

INTELLECTUAL  PROPERTY

     We have obtained the trademark for ShopEngine in Japan and the European Union. Application for trademark protection is going through the approval process in both the USA and in Canada. Registration is expected in the last quarter of 2001. We are the registered owner of the shopengine.net and shopengine.TV domain names. In order to brand the name "Shop Engine", Elgrande is considering a name change to Shop Engine Corporation or the establishment of a subsidiary "Shop Engine Corporation". The name change requires shareholder approval and would take some time to achieve. Establishment of an operating subsidiary could rapidly be implemented and may achieve the same goal.

COMPETITION

There are many small web sites operated by artisans, galleries and local retailers. Most are limited in content and are not e-commerce enabled. There are also several sites offering "fine art", either by direct sale or by auction. However, these sites are also limited in scope and consumer appeal, and cater to a narrow audience. The organised web-based competition is also limited, to our knowledge, to only three parties we consider competitors to us - Onenest, Eziba, and Novica - all are U.S.-based, and all destination-shopping sites. Summary descriptions of Onenest, Eziba, and Novica are presented as follows.

     ONENEST     www.onenest.com

New York-based and debuted last year, OneNest has 400 businesses and several thousand items from approximately 30 countries on the site.

     EZIBA          www.eziba.com

Eziba launched November 9, 1999, offering a selection of authentic handcrafted items created by artisans from around the world. The product offering - available through an online catalog and themed auctions - ranges from home furnishings, accessories and apparel, to art and artifacts, gifts and toys. Eziba's average order is $120.

     NOVICA     www.novica.com

Based in Los Angeles, Novica brings the hand-made works of artisans around the globe to consumers. Its goal is to improve the economic prospects of isolated artists in some of the world's poorest pockets.

Novica employs 132 people in 10 countries. They work directly with artists through their regional offices.

There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures on our business could have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies  may  increase the competitive  pressures  on  us.

Our partnership with FedEx to handle all customs and duties and compliance issues together with the guaranteed cost at the time of purchase is not yet functional but is in the final stages of testing for integration onto our site. It is anticipated that this will occur prior to June 2002.

INTERNATIONAL

     Elgrande plans to establish ShopEngine Japan in the 4th calendar quarter of 2002. In preparation the name ShopEngine has received trademark registration in Japan. The ShopEngine strategy is equally applicable in the Japanese market and our partners are capable of international shipment making entry into Japan relatively easy.

Our potential partner in Japan is a well-established company with an existing large Internet services presence, software development capability and in-house transaction clearing system. ShopEngine content would be localized into the Japanese language to enhance the user-friendly feel of the site. These are all key attributes for entry into the Japanese and Asian market. Partnering is consistent with the Asian philosophy of building long-term relationships and will allow ShopEngine Japan to benefit from the combined strength of both partners' resources.

ShopEngine Japan would become our gateway into the huge and relatively untapped Asian marketplace. ShopEngine Japan would piggyback on the partnership relationships established in North America allowing a low cost of presence for North American suppliers interested in access to Japan and Asia and a similar advantage to Japanese and Asian suppliers looking to penetrate the North American market. This is a significant opportunity for Elgrande and will be followed by a parallel move into the EU. As in Japan, ShopEngine has received trademark registration throughout the EU and the bundled marketing and shipping strategies are equally applicable. Localization of the content for the EU market would start with Germany and France and would be followed with Italy and Spain.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

     We have spent $7,461 during our fiscal year ended May 31, 2001, and $378,505 during the preceding fiscal year ended May 31, 2000, on research and development.

EMPLOYEES

     We currently have four employees and four consultants, consisting of two engineers and one office administrator. We plan to hire additional employees, particularly database engineers, to assist in the development of our products.

PROPERTIES

     Our executive headquarters is located at 1132 Hamilton Street, Suite 302, Vancouver, B.C. We have entered into a lease for our premises of approximately 2,200 square feet, with a term commencing January 1, 2002 and expiring July 31, 2006. The lease provides for a base rent of $1,550 per month. Pursuant to the lease, we are also responsible for additional rents for building operating costs. We believe that the premises are adequately insured.

                      MANAGEMENT'S  DISCUSSION  AND  ANALYSIS
                OF  FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this prospectus.

PLAN  OF  OPERATION

YEAR  ENDED  MAY  31,  2001  COMPARED  TO  YEAR  ENDED  MAY  31,  2000.

Financial  condition
--------------------

In 1999 we raised approximately $1.69 million and proceeded to spend it on corporate development and branding of the Elgrande.com web site and pursuit of the original business plan which focused on the sale of products that included books, CDs, videos and DVDs.

In fiscal 2001 we raised $300,000. During that time our management changed and it became apparent to new management that the business model was not viable. We could not generate enough income from sales to become profitable. Principal among the reasons was that all products were sold at a loss and because our chosen sector is such a price competitive arena already dominated by some very large industry players. Because revenue was insufficient to fund operations all through 2001 funds were raised to meet operating overheads. We enjoyed sales in the amount of $137,722 but revenue was inadequate to support us. We realized in 2000/2001 that it was possible to generate sales, but that sales of books, CD's, etc., could never generate enough income to offset costs. We determined that it had to refocus our business plan and effectively utilize our assets or shut down. We have refocused the business and developed a new business model and have continued to support our corporate development through the sale of equity under rule 144. Additionally, we have incurred some debt in the amount of $120,000 in raising funds through convertible debentures.

As a result of the major review undertaken by us a new business plan and revenue model were developed. That plan is being executed through the Shopengine.net web site. We have permanently closed the Elgrande.com web site since the loss of revenue suffered as a result of the closure does not in any way affect us. In fact, the closure means a reduction in resources needed to fund operating overheads and it means that no further losses from sales will occur.

The decision by new management to close the Elgrande.com web site was based on management's assessment of the ongoing viability of the web site. Due to the competitive nature and aggressive pricing strategies engaged to sell books and music on the Internet virtually all items on the site were sold at a loss. As we had already determined that we would focus our efforts on the art and handcrafts sector and did not wish to compete in the books and music sector it was determined that we could reduce our losses by shutting our Elgrande.com website down. Management was of the view that achieving sales at all costs was meaningless, especially when cost of sales exceed sales. However, we had concurrently been developing a very detailed business plan for Shopengine, built on a conventional business model. This plan was launched under the
Shopengine.net  name  in  advance  of  closing  the  Elgrande.com  site.

Results  of  operations  for  2000  and  2001
---------------------------------------------

Sales have declined over the period. This is accounted for by the decline in discount we offered on the price of books sold on the Elgrande.com web site prior to closure of the site. In 2000, we offered up to a 45% discount to the stated retail price of books. Consumers, using price comparison software were driven to the Elgrande site to make purchases. By 2001 we had reduced our discount to 15% of the stated retail price. Since then we have shut the site down as the discounts offered in order to attract buyers meant that the offering prices for books sold on the site were below our replacement cost. Therefore as the discount was reduced the corresponding volume of sales also reduced.

Revenues over the period have always been in a loss position. The reduction in sales had no impact on actual revenue as there was negative margin generated from the sales on the Elgrande.com site.

Changes  in  financial  condition
---------------------------------

We have experienced some major changes in financial condition, largely due to the decision of new management regarding the ongoing viability of existing operations at that time. Significant changes that warrant discussion include:

MARKETING  EXPENSES
Marketing expenses dropped from $950,000 in 2000 to $6,900 in 2002. The majority of expense in 2000 was related to advertising expenses booked by us through our advertising agent Perich and Partners. As the company had insufficient resources to pay for all the advertising that was booked, Perich terminated its contract with us that year. As we had insufficient revenue to fund a marketing and advertising campaign in 2001 there was no meaningful expenditure in 2001.

SOFTWARE  AND  INTERNET  FEES
Software and internet fees decreased from $347,000 to $17,000 over the period. In the year ended May 2000 we had a contract with a third party developer to develop the Elgrande.com web site and supporting database. The contract was on a fixed-term retainer. We had insufficient funds to meet our obligations pursuant to the contract with MHA and the agreement was terminated. We subsequently rebuilt the site and supported the database internally. Also, as a result of the termination of the contract, we brought the hosting of the database servers in house, thereby further reducing the monthly operating costs.

OFFICE  AND  ADMINISTRATION
This decreased from $1,000,000 to $850,000, largely due to the recruiting expense totaling approximately $96,000 incurred in the year ended May 2001.

SALARIES
Salaries were reduced from $385,000 to $164,000, largely due to the elimination of the marketing department and the downsizing of general and administration staff in the year ended May 2000.

Financial  condition  and  prospects  for  the  future
------------------------------------------------------

Our financial position is unstable. Revenues are well below the cost of operations. We are reliant upon capital infusions in order to cover our operating overheads on a monthly basis.

Based on the ShopEngine model, management projects that we will reach break even by mid fiscal 2003. As we have no real operating history, the break even analysis is based solely on management's assumptions. In the event any or all of our assumptions prove to be incorrect operating results will vary from management's projection. Break even may be achieved earlier than projected or not at all.

Key  variables
--------------
We are in the start-up phase. We have built all the elements of our business plan and are now entering the market to grow our sales and customer base. As a consequence of our start-up status, our financial condition is poor. We are not able to continue without regular cash infusions to cover operating overheads. Sales and revenue are each marginal at this time as we have recently moved from development only to the early stages of start-up. We will be in need of capital until such time as revenue from sales are sufficient to cover overheads.

Prospects are entirely dependent upon stock price and volume. The proceeds to us from the IFG equity line would be sufficient to build out our business if the market conditions allow for favorable volume and price. If market conditions depress the price of our common stock such that the trading price falls or volume ceases then the equity line would not be an adequate financing tool to fund the development of our business plan. Other sources of funding would be necessary, or we would cease operations.

LIQUIDITY  AND  CAPITAL  RESOURCES

TRENDS LIKELY TO HAVE A MATERIAL IMPACT ON OUR LIQUIDITY SHORT & LONG TERM The addition of product to the web site. The assumptions made by management regarding the value ShopEngine offers to artists has been borne out by actual operating results. ShopEngine is well ahead of its goals regarding the addition of product to the ShopEngine site. This trend is important both in terms of proving out some of management's assumptions but also because more products assists in the potential to generate sales.

UNCERTAINTIES  LIKELY  TO  HAVE  A MATERIAL IMPACT ON OUR LIQUIDITY SHORT & LONG
TERM
In the event of registration of the equity line, there may be an impact on liquidity to the extent that shares will be put into the market by IFG in relation to the amount of each draw pursuant to the terms of the financing agreement. As the formula that determines pricing and quantity for each draw is affected by price and volume of trading of our stock, the equity line may have a depressing effect on our stock price.

INTERNAL  AND  EXTERNAL  SOURCES  OF  LIQUIDITY
We have no assets to sell to create short or long term liquidity. Therefore we are dependant on external sources of funding to maintain liquidity.

We have no material commitments requiring capital expenditures. There are no contracts with third parties that require funds.

TRENDS, EVENTS OR UNCERTAINTIES THAT HAVE HAD OR THAT ARE REASONABLY EXPECTED TO HAVE A MATERIAL IMPACT ON NET SALES OR REVENUES OR INCOME FROM CONTINUING OPERATIONS
As revenues are low at this point the only known uncertainty that could affect sales and revenues would be if we had insufficient capital to continue operations. Other trends that may affect net sales, revenue and income are based on our recent experience since the launch of the ShopEngine engine site. The growth in our number or artists and gateways are each expanding rapidly. Our bundled marketing program is expected to have a positive impact on traffic to our site and ultimately the number of sales and revenue derived from sales.

There are no significant elements of income or loss arising outside of continuing operations.

Changes that were material during the period include termination of the entire telemarketing department in year ended May 2000 and closure of the elgrande.com web site in December 2001. The termination of the marketing department was based on the new management's assessment of our capability to deliver products versus the cost of telemarketing. It was determined that the telemarketing effort was premature and would not lead at that time to a proportionate increase in revenue. The closure had no negative impact on our revenues.

There are no known seasonal aspects that have a material effect on the financial condition or results of operations.

Interim periods provide a comparable discussion so reader can assess material changes in financial condition and results of operations since the end of the last fiscal year and for the comparable interim period in the proceeding year. Looking forward there is no known or anticipated data on events that management feel will have an impact on future operating results that would negatively affect the projected increase in sales.

We have recalculated the amount of draw as of our trading history to April 30, 2002. Under the provisions governing a standard draw down, the maximum draw down amount is $10,884. Under the provisions governing a six-month draw down, the maximum draw down amount is $500,000. If current trading conditions prevail for the next 12-month period the Equity Line would provide $130,608 ($10,884 times 12 months) if we exercised the standard draw down twelve times and would provide $1,000,000 if we exercised the six-month draw down provision twice.

The six-month draw down provision is capped at $500,000 for each six-month period. The standard draw down is not capped and increases in proportion to our VWAP and Average Daily Trading Volume.

Our current equity trading volume will allow us to access the $500,000 six-month draw down. This amount of funding is sufficient to meet our monthly working capital requirements until such time as our corporate development supports higher trading volumes and VWAP and in turn larger amounts of funding through exercise of the standard draw down provision. We expect that access to one six-month draw down will support sufficient short-term corporate development to allow full access to the 5 million equity line under the standard draw down provision and over the duration of the registration period. The funding provided by the equity Line is sufficient to implement our Business Plan.

RESULTS  OF  OPERATIONS

    There are revenues of $137,722 for the year ended May 31, 2001, representing sale of merchandise, versus $232,717 as at May 31, 2000. We activated our web site for test purposes in June 1999 and it has been fully operational since January 1, 2000.

COMPARISON  OF  THE  YEAR  ENDED  MAY  31,  2001  AND  2000

    A summary of expenses for the year ended May 2001 compared to the same period in 2000 is as follows:


                                                 2001        2000
                                              ----------  ----------

          Consulting                            611,796     525,847
          Marketing  and  public  relations       6,892     947,747
          Software  and  internet  fees          17,266     346,932
          Administration,  legal  and  other    850,778   1,038,944
          Depreciation  and  amortization       144,696     184,121
                                              ----------  ----------
                                              1,631,428   3,043,591
                                              ==========  ===========

     Software costs include database development costs incurred of $7,461 in the year ended May 31, 2001. We began operating under our own developed database in January 2000, thereby eliminating ongoing expenses incurred through Macdonald Harris & Associates accruing in the approximate amount of $10,000
per  month.   While  we  continue   to  develop  this  database  site,   we  are
currently identifying and sourcing technology partners to assist in the growth of our database technology.

     Administration costs include payroll costs of $164,434 and office expenses, including professional fees, of $686,344 for the year ended May 31, 2001, compared to $385,328 and $653,616 respectively for the same period ended May 31, 2000.

QUARTER  ENDED  FEBRUARY  28,  2002  AND  2001

RESULTS  OF  OPERATIONS

As a result of the major review undertaken by us a new business plan was developed. The plan is being executed through our Shopengine.net web site. We have permanently closed the Elgrande.com web site since the loss of revenue suffered as a result of the closure does not in any way affect us. The closure in fact means a reduction in resources needed to fund operating overheads and it means that no further losses form sales will occur.

The decision by new management to close the Elgrande.com web site was based on management's assessment of the ongoing viability of the web site. Due to the competitive nature and aggressive pricing strategies engaged to sell books and music on the internet, virtually all items on the site were sold at a loss. As we had already determined that we would focus our efforts on the art and handcrafts sector and did not wish to compete in the books and music sector it was determined that we could reduce our losses by shutting our Elgrande.com website down.

There are revenues of $2,090 for the quarter ended February 28, 2002, representing sale of merchandise through Shopengine.net, versus $28,266 as at February 28, 2001, representing sale of merchandise through Elgrande.com.
However, for the quarter ended February 28, 2002, our gross profit is $273, versus a gross loss of $1,855 for the same period ended February 28, 2001.

COMPARISON  OF  THE  QUARTER  ENDED  FEBRUARY  28,  2002  AND  2001

A summary of expenses for the quarter ended February 28, 2002 compared to the same period in 2001 is as follows:

                                                2002         2001
                                            -----------  ------------
     Consulting                                130,782           -
     Marketing  and  public  relations           3,496         1,723
     Software  and  internet  fees               3,313         1,315
     Administration,  legal  and other          68,130        74,124
     Depreciation and  amortization             18,678        26,952
                                            -----------  ------------
                                               224,399      104,114
                                            ===========  ============

Software costs include database development costs incurred of $3,313 in the quarter ended February 28, 2002. Administration costs include payroll costs of $31,296 and office expenses, including professional fees, of $36,834 for the quarter ended February 28, 2002, compared to $32,369 and $41,755 respectively for the same period ended February 28, 2001.

The Company budgeted its cash requirements in order to develop the web based contact management system, and the central database that holds product data. To date, costs have been within the established budget. The Shpengine.net site was activated in December, 2001.

LIQUIDITY  AND  CAPITAL  RESOURCES

Since our inception, we have financed our operations through the proceeds from the issuance of equity and debt securities and loans from shareholders and others. To date, we have raised approximately $5 million from the sale of common stock and have borrowed approximately $280,000 from investors and shareholders. Funds from these sources have been used as working capital to fund the on-going development of the Shopengine.net website.

We generated negative cash flow from operating activities for the period from inception (April 8, 1998) through February 28, 2002. Investing activities for the period from inception through February 28, 2002 consisted primarily of the purchase of property and equipment.

The timing and amount of our capital requirements will depend on a number of factors, including demand for our products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

                                   MANAGEMENT

EXECUTIVE  OFFICERS  AND  DIRECTORS

Our executive officers and directors and their ages as of February 28, 2002 are as follows:

NAME                     AGE     POSITION
-----------------------  ---     ---------------------------------------------
Michael  F.  Holloran     52     President,  CEO  and  Director
Paul  Morford             42     Secretary  and  Director

MICHAEL  F.  HOLLORAN,  PRESIDENT  AND  CEO
Michael Holloran accepted the position of President & CEO of Elgrande and was elected a director effective August of this year following the removal of James West as Chairman of the Board, President and CEO on August 4, 2000, and the resignation of Mr. West as director on August 8, 2000. He brings to Elgrande a wealth of senior management experience spanning 28 years, including 22 years with the Beak International Group and long-term involvement spearheading strategic corporate expansion into key international markets, primarily within Southeast Asia. He has served as a technical advisor to the Asian Development Bank, the governments of Indonesia, Malaysia and the Philippines. He holds outside Directorships, Advisory Board and committee memberships at several prominent North American institutions. He has a Masters of Chemical Engineering degree from McMaster University, a Bachelor of Science (Honors) degree in Applied Mathematics and Chemistry from the University of Waterloo and a Management Studies diploma from Sheridan College.

PAUL  MORFORD,  SECRETARY
Mr. Morford was elected a director effective November 2000. Mr. Morford is an experienced professional with a strong background in the investment and securities sector. Over the past 11 years, Mr. Morford has provided management expertise in the areas of strategic planning, administration, sales compliance and legal counsel for a variety of high growth companies. He served as President of small Securities dealer for which he received an award for the 16th fastest growing company in British Columbia, and earlier as Senior Vice President of Planvest Pacific, an operating subsidiary of Planvest Capital Corp., a TSE listed company, which owned CM Oliver Brokerage, and as Senior Vice President at Great Pacific Management (GPM), the lead firm in a group of companies owned buy BRM Capital, a CDNX listed wealth management and investment services firm with $17 billion in assets and 4,000 sales representatives. He has a great deal of experience with the issues that confront high growth companies. Mr. Morford is a graduate of the Victoria Law School and holds an undergraduate degree in International Relations from the University of British Columbia.

EXECUTIVE  COMPENSATION
     The following table sets forth certain information regarding the annual compensation for services in all capacities to us for the last two fiscal years ended May 31, 2001 and May 31, 2000:

                             Summary  Compensation  Table
                                                        Long-Term Compensation
          Annual  Compensation                     Awards                 Payouts
-------------------------------------------  ----------------------  ------------------
(a)             (b)    (c)    (d)     (e)    (f)         (g)         (h)     (i)
Name                                 Other   Restricted  Securities
and                                  Annual  Stock       Underlying  LTIP     All Other
Principal       Year  Salary  Bonus  Comp.   Awards(1)   Options/    Payouts  Comp.
Position               ($)     ($)    ($)     ($)        SARs(#)      ($)      ($)
--------------  ----  ------- -----  ------- ----------  ----------  -------  ---------
James West,     2000   63,891    -      -          -          -          -         -
Chairman,
President
& CEO(2)
Michael F.
Holloran(3)     2001      -      -     -           -      80,000/0       -         -

(1)   Fiscal  years  ended  May  31,  2001  and  2000.
(2) Mr. West was removed as President, CEO and Chairman of the Board on August 4, 2000; Mr. West resigned as a director on August 8, 2000.
(3) Mr. Holloran received stock for the period August 2000 through February 2001 equivalent to $10,000 per month and has board approval to receive stock for the months March and April 2001 equivalent to $10,000 per month.

OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR

                                Individual Grants
-------------------------------------------------------------------------------
(a)              (b)               (c)              (d)             (e)
                 Number  of        %  of
                 Securities        Total
                 Under-            Options/
                 Lying             SAR's
                 Options/          Granted to        Exercise
                 SAR's             Employees         or Base
                 Granted           in Fiscal         Price          Expiration
   Name          (#)               Year              ($/Sh)         Date
-------------   ------------      -----------        ---------      ----------------
Michael             500,000              31%           $0.10          July, 2006
F.  Holloran
Paul  Morford       350,000              23%           $0.10          July, 2006

(1) These represent options exchanged for options exercisable at $0.45 granted September 6, 2000, pursuant to Board approval on July 13, 2001.
(2)  Mr.  Morford  was  granted  options  after  the  last  fiscal  year end.

     We have three Stock Option Plans. The 1998 "Directors and Officers Stock Option Plan" was adopted on September 23, 1998 and the 1999 Stock Option Plan was adopted on June 11, 1999. The purpose of the Plans is to advance the business and development of the Company and its shareholders by affording to our employees, directors and officers the opportunity to acquire a proprietary interest in the Company by the grant of Options to such persons under the Plan's terms. The 1998 Plan reserved 1,000,000 shares for grant or issuance upon the exercise of options granted under the plan. The 1999 Plan reserved 5,000,000 shares for grant or issuance upon the exercise of options granted under the plan. On January 11, 2002, the Board of Directors adopted the 2001 Stock Option Plan pursuant to which 3,000,000 shares are reserved for issuance to management and consultants.

     The following table summarizes the number and value of unexercised options held by our officers as of May 31, 2001.

FISCAL  YEAR-END  OPTION  VALUES
--------------------------------
                                            Number of       Value of
                                            Securities      Unexercised
                                            Underlying      In-the-Money
                                            Unexercised     Options/SARs
                     Shares                 Options/SARS    at fiscal year
                     Acquired     Value     at fiscal year  end ($)
                     On           Realized  end (#)         Exerciseable/
Name                 Exercise     ($)       Exerciseable/   Unexerciseable
                                            Unexerciseable
-------------------  -----------  --------  --------------  --------------
Michael F. Holloran       -          -       300,000/200,000      NA
Paul  Morford             -          -       210,000/140,000      NA

     This value has been calculated based on closing price of the common stock as quoted on the OTC Bulletin Board on May 31, 2001.

     No officer or Director exercised any options in the fiscal year ended May 31, 2001.

We  have  not  otherwise awarded any stock options, stock appreciation rights or
other  form  of  derivative   security  or  common  stock  or  cash  bonuses  to
our  executive  officers  and  directors.

COMPENSATION  OF  DIRECTORS

     The  members  of  our  Board  of  Directors   are  reimbursed  for   actual
expenses  incurred  in  attending  Board  meetings.

The following table details share ownership for each of all officers and directors and for all officers and directors as a group:

                                                             No. of shares
                                                             Beneficially owned
Selling Stockholder     Relationship                         as of Feb.28, 2002
-----------------------  ----------------------------------  ------------------
Michael  F.  Holloran     Director,  President  &  CEO           3,175,893
Paul  Morford             Secretary  &  Director                 2,730,352
Officers and Directors
  as  a  Group                                                   5,906,245

EMPLOYMENT  CONTRACTS

     Our former CEO, James West, was compensated, up to the date of his removal, under a consulting contract at a rate of $79,944. The Company's Chief Operations Officer, Michael Page, who resigned as a director and officer of the Company on July 26, 2000, is party to an amended two-year consulting contract terminating on August 31, 2000, at a salary of $79,944 per annum. The consulting contract became effective in September 1998. Former Secretary and Treasurer Carlton Parfitt is also party to a two-year consulting contract at a salary of $59,958 per annum. The consulting contract became effective in September 1998. Our former President and Chief Executive Officer, Randal Palach was party to a six-month consulting contract beginning April 1, 1999, at a salary of $8,328 per month. The Chief Technology Officer, Mariusz Girt is party to an amended consulting contract at a salary of $59,958 per annum. Our current CEO and President, Michael F. Holloran, is party to a consulting contract at a salary of $120,000 per annum.

RELATED  PARTY  TRANSACTIONS

     Our By-Laws include a provision regarding related party transactions which requires that each participant to such transaction identify all direct and indirect interests to be derived as a result of the Company's entering into the related transaction. A majority of the disinterested members of the board of directors must approve any Related Party Transaction. In the fiscal year ended May 31, 2000, Elise West, the mother of James West, Kendall Page, the sister of Michael Page, a former director and officer of the Company, Sonja Parfitt and Anthony Parfitt, the mother and brother of Carlton Parfitt were employed by the Company in its marketing department. Elise West, the mother of James West, Kendall Page, the sister of Michael Page, the former Chief Operating Officer and a Director of the Company, Sonja Parfitt and Anthony Parfitt, the mother and brother of Carlton Parfitt were employed by the Company in its marketing department from September 1, 1998. Anthony Parfitt's employment ended in November, 1999. In September 1998, Elise West, Kendall Page and Sonja Parfitt were each issued 50,000 shares of the Company's common stock and Anthony Parfitt was issued 37,500 shares as compensation for their services. These shares began vesting at 20% as of April 1, 1999, and an additional 20% every six months thereafter so long as services were rendered to the Company. As at August 11, 2000, 15,000 shares had so vested for each of Anthony Parfitt and Sonja Parfitt, and 30,000 shares had so vested for each of Elise West and Kendall Page.

                           CERTAIN MARKET INFORMATION

PRICE  RANGE  OF  COMMON  STOCK

     Our common stock is traded over-the-counter and quoted on the OTC Bulletin Board under the symbol "EGND". The reported high and low bid prices for the common stock are shown below for the indicated periods through April 30, 2002. The prices presented are bid prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of April 30, 2002, there were approximately 156 shareholders of record of the common stock.

                                          BID
                               --------------------------
                                    LOW          HIGH
                               ------------  ------------
1999
----
Second  Quarter                    $  -         $  -
Third  Quarter                     $  -         $  -
Fourth  Quarter                    $0.56        $7.00

2000
----
First  Quarter                     $0.94        $5.00
Second  Quarter                    $0.51        $2.31
Third  Quarter                     $0.45        $0.75
Fourth  Quarter                    $0.14        $0.50

2001
----
First  Quarter                     $0.11        $0.33
Second  Quarter                    $0.05        $0.15
Third  Quarter                     $0.04        $0.12
Fourth  Quarter                    $0.04        $0.13

2002
----
First Quarter                      $0.03        $0.11
Second Quarter(through
  April 30, 2002)                  $0.05        $0.09

Securities  Authorized  for  Issuance  under  Equity  Compensation  Plans

     The following table sets forth information with respect to our common stock issued and available to be issued under outstanding options, warrants and rights.

                      a                  b                  c
Plan category         Number of          Weighted-average   Number of
                      securities to be   exercise price of  securities
                      issued upon        outstanding        remaining
                      exercise of        options, warrants  available for
                      outstanding        and rights         future issuance
                      options, warrants                     under equity
                      and rights                            compensation plans
--------------------  -----------------  -----------------  ------------------
Equity                       NA                  NA                NA
compensation plans
approved by
security holders
--------------------  -----------------  -----------------  ------------------
Equity                   7,206,338            $0.05              1,793,662
compensation plans
not approved by
security holders
--------------------  -----------------  -----------------  ------------------
Total                    7,206,338            $0.05              1,793,662

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by IFG that it has obtained under the stock purchase agreement, and are not likely to receive any proceeds from any exercise of the Commitment Warrant by IFG, since that Warrant has a cashless exercise provision.

     We will not receive any of the proceeds from the sale of shares by the other selling stockholders, nor will we receive any funds if our convertible debentures are converted and the conversion shares are sold. Any conversion of these debentures, however, would relieve us of the related debt obligation. We will receive, however, $21,763,775 if all outstanding options and warrants to purchase common stock are exercised by the selling stockholders. We expect to use the proceeds of any such sales for general working capital purposes.
However, there is no assurance that any of these outstanding options and warrants will be exercised by the holders thereof prior to their expiration.

                       PRINCIPAL AND SELLING STOCKHOLDERS

Overview

     The shares of our common stock registered for resale under this prospectus constitute 182% of our issued and outstanding common stock as of April 30, 2002. The number of shares we are registering is based in part on our good faith estimate of the number of shares we will issue to IFG under the stock purchase agreement as limited by our available authorized but unissued common stock. Accordingly, the number of shares we are registering for issuance under the stock purchase agreement may be higher than the number we actually issue under the stock purchase agreement. The remaining shares we are registering are based upon shares held by, or underlying options, warrants or convertible securities held by, the other selling shareholders.

     IFG is engaged in the business of investing in publicly traded equity securities for its own account. IFG's principal offices are located in Atlanta, Georgia. Other than the Commitment Warrants to purchase an aggregate of 100,000 shares of common stock that we issued to IFG in connection with closing the stock purchase agreement, IFG does not own any of our securities as of the date of this prospectus, and it has no other commitments or arrangements to purchase or sell any of our securities other than its obligation to purchase common shares under the stock purchase agreement. There are no business relationships between IFG and us other than as contemplated in the stock purchase agreement. IFG's managers will be solely responsible for making investment decisions with regard to the common stock purchased by IFG from us.

     The table below sets forth certain information regarding the beneficial ownership of the common stock, as of April 30, 2002, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and our chief executive officer, (iii) all directors and executive officers as a group, and (iv) the selling shareholders. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

                            Shares Beneficially Owned           Shares Beneficially Owned
                            Prior to the Offering               After the Offering
                            ----------------------------------  ----------------------
                                                    Number
                                                    of Shares
Beneficial Owner             Number     Percentage  to be Sold  Number     Percentage
--------------------------   ----------  ---------  ----------  ---------  ----------
Thompson Holdings Ltd. (1)     900,000      3.07       900,000          0        *
Anker Bank (2)                 800,000      2.73       800,000          0        *
G. Stanley Jackson (3)          60,000        *         40,000     20,000        *
Colebrooke Capital (4)          75,000        *         75,000          0        *
Thomas A. Simons (5)         4,627,778     15.77       200,000  4,427,778      5.45
IFG Private Equity, LLC (6)    100,000        *        100,000          0        *
Michael Holloran (7)(8)      3,175,893     10.82             0  3,175,893      3.91
Paul Morford (8)             2,730,352      9.30             0  2,730,352      3.36
Doug Martin                  1,000,000      3.41     1,000,000          0        *
Charles van Musscher           250,000        *        250,000          0        *
Ernest & Shirley Perich        461,538      1.64       461,538          0        *

*Less  than  1%.
(1) includes 300,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $7.50, 300,000 at $15.00 and 300,000 at $25.00.

(2) includes 300,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $2.50, 400,000 at a price of $5.00 and 100,000 at a price of $7.50.

(3) includes 20,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $5.00 and 20,000 shares of common stock issuable upon exercise of warrants at a price of $7.50.

(4) includes 75,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $1.875 issued as part of a service contract.

(5) includes 200,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $1.25 and 200,000 at a price of $2.50.

(6) Includes 100,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $0.0625.

(7) Includes 30,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $5.00 and 30,000 at $7.50.

(8) Mr. Holloran has registered 905,541 shares and Mr. Morford has registered 550,000 shares for resale pursuant to a reoffer prospectus filed as a part of the Post Effective Amendment No. 1 filed on August 20, 2001 to the Company's Registration Statement on Form S-8.

                              PLAN OF DISTRIBUTION

General

     IFG is offering the shares of our common stock for its account as a statutory underwriter, and not for our account. We will not receive any proceeds from the sale of our common stock by IFG. IFG will be offering for sale up to 50,000,000 shares of our common stock acquired by it pursuant to the terms of the stock purchase agreement more fully descried below and the Commitment Warrants we issued to IFG in connection with the transaction. IFG has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales of our common stock and will be acting as an underwriter in its resales of our common stock under this prospectus. IFG has, prior to any sales, agreed not to effect any offers or sales of our common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase shares of our common stock in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the OTC electronic bulletin board.

     To permit IFG to resell the shares of our common stock issued to it under the stock purchase agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with IFG that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, to keep it effective until (i) the Registration Statement has been declared effective by the SEC and all such shares have been disposed of pursuant to the Registration Statement, (ii) all such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 promulgated under the Securities Act (or any similar provision then in force) ("Rule 144") are met, (iii) all such shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to IFG, all such shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act or (v) any combination of the foregoing relating to all such shares.

     IFG is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitations, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market making activities with respect to such security for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In addition, in connection with the transactions in our common stock, IFG and we will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by IFG.

     All the selling stockholders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares of common stock. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of their shares, then, to the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved;
(iii) the price at which such shares are to be sold, the commissions to be paid, or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

     The shares of common stock have not been registered for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

     We expect that the selling stockholders will sell their shares covered by this prospectus through customary brokerage channels, either through
broker-dealers  acting  as  agents  or  brokers  for   the  seller,  or  through
broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (and thus compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the common stock offered by them hereunder.

     Sales of the shares of common stock on the OTC Bulletin Board or other trading system may be by means of one or more of the following:

     (i) a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

     (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. From time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our common stock, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

     The stockholders are not restricted as to the price or prices at which they may sell their share of common stock. Sales of common stock at less than market prices may depress the market price of our common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any one time.

     The selling stockholders will pay all commissions and their own expenses, if any, associated with the sale of our common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

In order to utilize the equity line, we would first send IFG a draw down notice. The following 20 days is referred to the purchase period. During that period, IFG on each day is able to purchase our shares equal to one-twentieth of the draw down amount divided by the discounted share price. This discount structure is detailed on page 34. Based on the share price as at April 30, 2002, if a draw down notice of $10,000 is sent, IFG would able to purchase 11,764 shares on any given day during the purchase period.

     To determine the number of shares issuable to IFG, we will use the formulas based on our market price which are described on page 33. On April 30, 2002, the closing bid price for our common stock was $0.05 and the average daily trading volume for the last 30 trading days ended April 30, 2002 was 72,560. If this market price and average trading volume remained constant over the 36-month period of the stock purchase agreement, each notice would be capped at $10,884. The 15% of 20 times the average dollar value of our stock traded in the 30 trading day immediately preceding our draw down notice must be at least $10,884. Under this example, for a normal request, we would issue 256,094 shares to IFG at $0.0425 per share, and for a Six Month Draw Down request, would issue 11,764,705 shares; provided that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership of common stock described below.

Presuming we issue all 50,000,000 shares issuable under the stock purchase agreement (presuming that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership limit for common stock described below), we will pay underwriting compensation to and expenses for IFG, and other offering expenses as follows:

                     UNDERWRITING COMPENSATION AND EXPENSES

                                          Per Share          Total
                                        ------------     -------------
Discount  to  IFG(1)  (5%-15%)
Expenses payable on behalf of IFG
     Expense  Reimbursement                 $0.0005      $  25,000.00
Estimated  offering  expenses
     SEC  filing  fee                       $0.00001     $     672.83
     Accountant's fees and expenses         $0.00006     $   3,000.00
     Legal  fees  and  expenses             $0.0005      $  25,000.00
                                        ------------     -------------
 Total                                      $0.00107     $  53,672.83
                                        ============     =============

(1) The per share price IFG pays for our common stock includes a discount of fifteen percent, if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day draw down pricing period preceding the draw down notice. As consideration for providing the stock purchase agreement, we also issued to IFG the Commitment Warrants to purchase an aggregate of 100,000 shares of our common stock. The Commitment Warrants are exercisable on a cash or cashless basis an exercise price equal to $0.0625, which price is 125% of the closing bid price on the trading day immediately preceding September 18, 2001 (as adjusted from time to time as provided in Warrants, including with respect to stock splits and dividends, and combinations of shares). The Commitment Warrants expire on the third (3rd) anniversary of their issuance. We have registered the 100,000 shares of common stock underlying this warrant pursuant to the registration statement of which this prospectus is a part. See "Stock Purchase Agreement-Commitment Warrants".

     We have advised the selling stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. We have also advised the selling stockholders of the requirement for the delivery of this prospectus in connection with resales of the common stock.

Registration  Rights  of  IFG

     We granted registration rights to IFG to enable it to sell the shares of our common stock that it purchases under the stock purchase agreement. In connection with such registration, we will have no obligation to:

- assist or cooperate with IFG in the offering or disposition of such shares;
- indemnify or hold harmless the holders of any such shares (other than IFG) or any underwriter designated by such holders; or
- obtain a commitment from an underwriter relative to the sale of any such shares.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

Registration  Rights  of  other  Selling  Stockholders

     We granted registration rights to certain of the remaining selling stockholders that are similar to the ones granted to IFG to enable them to sell the shares of our common stock. In connection with any such registration, we will have no obligation to:

- assist or cooperate with the selling stockholders in the offering or disposition of such shares;
- indemnify or hold harmless the holders of any such shares or any underwriter designated by such holders;
- obtain a commitment from an underwriter relative to the sale of any such shares; or
-     include  such  shares  within  any  underwritten  offering  we  do.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

                            STOCK PURCHASE AGREEMENT

Overview

     We entered into the stock purchase agreement with IFG Private Equity, LLC, a Georgia limited liability company, on September 18, 2001, and amended December 18, 2001, for the future issuance and purchase of shares of our common stock. The stock purchase agreement establishes what is sometimes termed an equity line of credit.

     In general, the agreement operates like this: Every 25 days, we may request a draw not to exceed the lesser of $5,000 and the capped amount derived in one of two ways (i) a Standard Draw Down or, (ii) a Six Month Draw Down. A Standard Draw Down is the amount derived from multiplying the VWAP of our common stock for the treading day immediately preceding the date of our notice by 3 times the Average Daily Trading Volume (which is the average daily volume of our shares traded over the 30 consecutive trading days ending the day prior to the date of our draw request). A Six Month Draw Down is the lesser of $500,000 or the amount derived from multiplying the VWAP of our common stock for the trading day immediately preceding the date of our notice by 180 times the Average Daily Trading Volume.

     To determine the number of shares issuable to IFG, we will use the formulas based on our market price which are described on page 33. On April 30, 2002, the closing price for our common stock was $0.05 and the average daily trading volume for the last 30 trading days ended April 30, 2002 was 72,560. If this market price and average trading volume remained constant over the 36-month period of the stock purchase agreement, each notice would be capped at $10,884. The 15 % of 20 times the average dollar value of our stock traded in the 30 trading days immediately preceding our draw down notice must be at least $10,884.

Under this example, for a normal request, we would issue 256,094 shares to IFG at $0.0425 per share, and for a Six Month Draw Down request, would issue 11,764,705 shares; provided that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership of common stock described below.

     At the time of each request, the stock purchase agreement provides that we shall set a Floor Price, which shall be stated in the request. Under the stock purchase agreement, "Floor Price" means the lowest VWAP (before taking into account any discount used to calculate the Purchase Price hereunder) at which the Company will sell its Common Stock as specified in the Draw Down Notice delivered in connection with any Draw Down effected pursuant to this Agreement. In the event that our common stock is trading at or below the Floor Price during the 20-trading day Draw Down Pricing Period preceding the closing on our notice, the dollar amount set forth in that notice would be decreased by a pro rata percentage. For illustrative purposes only, for every day during the twenty trading day Draw Down Pricing Period that the average trading price for our common stock as reported by Bloomberg is at or below the Floor Price, the amount payable to the Company would be decreased by five (5)% percent.

     We use the formulas in the stock purchase agreement to determine the number of shares we will issue to IFG in return for the requested money. The formulas for determining the actual request amounts, the number of shares we issue to IFG, and the price per share paid by IFG are described below. The aggregate total of all requests cannot exceed $5 million. The value weighed average price of our stock traded for the trading day preceding the date of the Draw Down Notice must be at least $5,000. We are under no obligation to make a request during any period, but there are liquidated damage provisions in favor of IFG if we do not draw a minimum of $1,000,000 as described below.

     The per share price IFG pays for our common stock includes a discount of fifteen percent if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day draw down pricing period following the draw down notice. Subject to the conditions of the stock purchase agreement, IFG has agreed to provide to us the amount of the request in exchange for shares of our common stock.

Commitment  Warrants

     On September 18, 2001, we have issued to IFG Commitment Warrants to purchase 100,000 shares of our common stock. The Commitment Warrants are exercisable on a cash or cashless basis an exercise price equal to $0.0625, which is One Hundred Twenty-Five (125%) of the closing bid price of our common stock on September 17, 2001 (as adjusted from time to time as provided in Warrants, including with respect to stock splits and dividends, and combinations of shares). The Commitment Warrants expire on the fifth (5th) anniversary of their issuance. We have registered the 100,000 shares of common stock underlying Commitment Warrants to the registration statement of which this prospectus is a part.

Limitation  on  IFG's  Ownership  of  Our  Common  Stock

     The stock purchase agreement does not permit us to request funds if the issuance of shares of common stock to IFG pursuant to the draw down would result in IFG owning more than 9.9% of our outstanding common stock on the notice date.

The  Request  Procedure  and  the  Stock  Purchases

     We may make a request for cash by faxing a Draw Down Notice to IFG that states the amount we wish to request.

Amount  of  the  Draw

In order to utilize the equity line, we would first send IFG a draw down notice. The 20 days following is referred to the purchase period. During that period, IFG on each day is able to purchase our shares equal to one-twentieth of the draw down amount divided by the discounted share price. This discount structure is detailed on page 34. Based on the share price as at April 30, 2002, if a draw down notice of $10,000 is sent, IFG would able to purchase 11,764 shares on any given day during the purchase period.

     In addition, if our common stock is trading at or below the Floor Price we set in our notice during the 20 trading day Draw Down Pricing Period preceding the date of our Draw Down Notice, the dollar amount set forth in that request would be decreased accordingly. For illustrative purposes only, for every day during the twenty trading day pricing period that the average trading price for our common stock as reported by Bloomberg is at or below the Floor Price, the amount payable to the Company would be decreased by five (5%) percent.

Price  of  Shares

     The per share price IFG pays for our common stock includes a discount of fifteen percent, if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day Draw Down Pricing Period preceding our Draw Down Notice.

Necessary  Conditions  Before  IFG  is  Obligated  to  Purchase  our  Shares

     The following are some of the conditions that must be satisfied before IFG is obligated to purchase the shares of common stock that we wish to sell from time to time:

- A registration statement for the shares must be declared effective by the SEC and must remain effective and available for making resales of the common stock purchased by IFG;

- There shall be no suspension in the trading of our common stock, and it must remain listed on the OTC electronic bulletin board or must be listed on another stock exchange or on NASDAQ;

- We must be in compliance with our obligations under the stock purchase agreement and related agreements, and we must not be in breach of, or in default under, any material provision of the stock purchase agreement or related agreements;

- No injunction may be issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of our common stock;

- If our common stock becomes listed on NASDAQ, the issuance of our common stock to IFG will not violate the shareholder approval requirements of NASDAQ;

- No event that had or is reasonably likely to have a material adverse effect on our assets, liabilities, business, properties, operations, financial condition or results of operations shall have occurred;


- The amount specified in the Draw Down Notice may not require the purchase by IFG of a number of our shares of our common stock that would result in IFG's ownership of in excess of 9.9% of our outstanding common stock.

Liquidated  Damages  to  be  Paid  to  IFG  if  We  Fail  to Draw Minimum Amount

     If by the twenty-four (24) month anniversary of the Effective Date we have not requested Draw Down Amounts in an aggregate of $1 Million, we are required under the stock purchase agreement to pay IFG a fee equal to $25,000 in cash (the "Non-Usage Fee"), less 5% of the dollar amount of Draw Downs put to IFG during the prior period. Such Non-Usage Fee, if payable, is determined for each six (6) month period thereafter throughout the balance of the term of the stock purchase agreement. The Non-Usage Fee is payable within ten (10) days after the end of the applicable period. In the event we terminate this Agreement prior to Draw Downs which equal in the aggregate $1,000,000, a cancellation fee of $25,000 is immediately due and payable to IFG.

     In the event we do not timely deliver the shares of our common stock to be delivered by us on any settlement date for a Draw Down Notice, the stock purchase agreement requires us to pay IFG, as liquidated damages for such failure to deliver and not as a penalty, two percent (2%) of the aggregate purchase price for such shares of common stock for each seven (7) calendar day period, or part thereof, following such failure, in cash, until such shares have been delivered. Such amount may be subtracted by IFG from the portion of the purchase price for the shares of our common stock otherwise payable by IFG with respect to such shares.

Draw  Down  Cancellation

     If we have delivered a Draw Down Cancellation Notice has been delivered to IFG after a Draw Down Date as required under certain conditions specified in the stock purchase agreement, including a requirement to amend or supplement this prospectus, the Draw Down Pricing Period for such Draw Down shall (except as provided in the proviso to the succeeding sentence) end on the trading day immediately preceding the Draw Down Cancellation Date. In such event, the amount we have requested relating to such Draw Down shall be reduced by one-twentieth (1/20) (or such other fraction based upon the agreed Draw Down Pricing Period) with respect to each Trading Day during the period beginning on and including the Draw Down Cancellation Date and ending on the last Trading Day of such Draw Down Pricing Period, with certain adjustments, in the case of a halt in trading of our common stock, for the portion of the trading day prior to which IFG received our Draw Down Cancellation Notice.

Costs  and  Fees  Associated  with  the  Transaction

     In connection with the signing of the stock purchase agreement on September 18, 2001, we paid IFG $25,000 in expense reimbursements.

     We also issued Commitment Warrants for an aggregate of 100,000 shares to IFG in connection with the signing of the stock purchase agreement, as described above.

Termination  of  the  Stock  purchase  Agreement

     The stock purchase agreement will automatically terminate upon the earlier of:

- The date as of which IFG has purchased an aggregate of $5,000,000 of our common stock;
- The date that is 36 months after the effective date of registration statement of which this prospectus is a part.
-     We  file  for  protection  from  creditors;
- Trading in our common stock is suspended by the Securities and Exchange Commission or the OTC electronic bulletin board for a period of ten consecutive trading days;

- Our common stock by IFG ceases to be registered under the Securities Exchange Act of 1934;
- Our common shares are delisted from the OTC electronic bulletin board unless such delisting is in connection with the listing of such shares on a comparable stock exchange or the NASDAQ Stock Market;
- We sell, convey or dispose of all or substantially all of our assets, effectuation of a transaction or series of related transactions in which more than 50% of our voting power is disposed of, or our consolidation, merger or other business combination with or into any other person or persons when we are not the survivor;
- We breach any material representation or warranty contained in stock purchase agreement; or
- An event has occurred that has had a material adverse effect (as defined in the stock purchase agreement) on our common stock, our assets, liabilities, business, properties, operations, financial condition or results of operations.
     Additionally, the stock purchase agreement may be terminated by mutual agreement of IFG and us.

Indemnification  of  IFG

     IFG is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by IFG to us for inclusion in the registration statement and prospectus.

     We are entitled to indemnification from IFG for any losses or liabilities suffered by us as a result of any misrepresentation or breach of any representation or warranty made by IFG in the stock purchase agreement or related agreements.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.

     Through a separate registration statement on Form S-8, we have registered an aggregate of 2,317,412 shares of our common stock for resale in the public market. These shares are held by our officers and directors and are issuable to them upon the exercise of options granted to them under our 1998 Directors and Officers Stock Option Plan and our 1999 Stock Option Plan.

     Assuming conversion of the $200,000 of 12% convertible debentures, the exercise of warrants to purchase 3,147,343 shares of common stock and options to purchase 1,550,000 shares of common stock, and the purchase of 50,000,000 shares from us by IFG pursuant to the stock purchase agreement, we will have a total of 85,608,848 shares of common stock outstanding at the time of this offering. Shares in the amount of up to 3,826,538 offered for sale by the selling stockholders, if sold under this registration, 2,317,412 shares to be sold by selling shareholders under the previous registration on Form S-8 referred to above, and 200,000 shares of common stock previously sold by us pursuant to a exemptions under Regulation D under the Securities Act will, after the offering, be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates", as that term is defined in Rule 144 under the Securities Act of 1933, unless registered under this registration statement or under the previously filed registration statement on Form S-8 may generally only be sold in compliance with Rule 144 described below. At the time of this offering, 5,906,245 shares of common stock owned by directors of the company are restricted securities as defined in Rule
144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below. We are aware that some shares have been sold in reliance on Rule 144.

SALES  OF  RESTRICTED  SECURITIES

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 280,933 shares) and the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us.

In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the offering, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule
144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value.

Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. The holders of a majority of the outstanding shares of common stock voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. All shares of common stock are entitled to share equally in such dividends as our Board of Directors may, in its discretion, declare out of sources legally available therefor. See Dividend Policy. Upon our dissolution, liquidation, or winding up, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities and any preferential amount due with respect to outstanding shares of preferred stock, if any, all our assets available for distribution, in cash or in kind. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund.
All currently outstanding shares of common stock are fully paid and non-assessable.

CERTAIN  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION  AND  BYLAWS

     Indemnification of Directors and Officers. Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     Article 11 of our By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

     Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 TRANSFER AGENT

     Our Transfer Agent and Registrar is Pacific Stock Transfer Company, Las Vegas, Nevada.

                                  LEGAL MATTERS

     The validity of the common stock being offered hereby is being passed upon for us by Jackson & Campbell, P.C., Washington, D.C.

                                     EXPERTS

     Our audited financial statements appearing in this prospectus and the Registration Statement have been audited by Williams & Webster, P.S., independent auditors, as indicated in their report thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock and Warrants offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. For further information with respect to us and our common stock and the warrants, reference is made to the Registration Statement, of which this prospectus forms a part, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-0801. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

                                ELGRANDE.COM INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                                  MAY 31, 2001












                              WILLIAMS & WEBSTER PS
                          CERTIFIED PUBLIC ACCOUNTANTS
                        BANK OF AMERICA FINANCIAL CENTER
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111



                                ELGRANDE.COM INC.

                                TABLE OF CONTENTS



INDEPENDENT  AUDITOR'S  REPORT                                                1

FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                            2

     Consolidated  Statements  of  Operations  and Comprehensive Loss         3

     Consolidated  Statement  of  Stockholders' Equity (Deficit)              4

     Consolidated  Statements  of  Cash  Flows                                5

NOTES  TO  FINANCIAL  STATEMENTS                                              6

Board  of  Directors
Elgrande.com  Inc.
1040  Hamilton  Street
Vancouver,  British  Columbia
Canada  V6B  2R9

                          Independent Auditor's Report
                          ----------------------------

We  have  audited  the  accompanying consolidated balance sheets of Elgrande.com
Inc. as of May 31, 2001 and 2000 and the related consolidated statements of operations and comprehensive loss, cash flows, and stockholders' equity (deficit) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elgrande.com Inc. as of May 31, 2001, and 2000 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company has accumulated substantial losses. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.

Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington
July  6,  2001

ELGRANDE.COM  INC.
CONSOLIDATED  BALANCE  SHEETS



                                                 May  31,           May  31,
                                                   2001              2000
                                               --------------  ---------------

ASSETS

CURRENT  ASSETS
  Cash                                         $      47,643    $      32,385
  Payroll  tax  refund  receivable                     8,049              -
  GST  tax  refundable                                 1,762            4,549
  Prepaid  expenses                                    4,523              -
                                               --------------  ---------------
     TOTAL  CURRENT  ASSETS                           61,977           36,934
                                               --------------  ---------------

PROPERTY  AND  EQUIPMENT
  Computer  hardware                                  97,972           97,972
  Furniture  and  fixtures                            62,591           62,667
  Database  and  software                            545,645          545,645
  Less accumulated depreciation and
    amortization                                    (333,912)        (189,215)
                                               --------------  ---------------
     TOTAL PROPERTY AND EQUIPMENT                    372,296          517,069
                                               --------------  ---------------

OTHER  ASSETS
  Employee  expense  advances                         46,093           86,204
  Employee receivable, net of allowance               40,720              -
  Deposits                                            18,164           29,622
  Investments                                            -             60,000
                                               --------------  ---------------
     TOTAL  OTHER  ASSETS                            104,977          175,826
                                               --------------  ---------------

     TOTAL  ASSETS                             $     539,250   $      729,829
                                               ==============  ===============



















The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  BALANCE  SHEETS  (continued)



                                                 May  31,           May  31,
                                                   2001              2000
                                               --------------  ---------------

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT  LIABILITIES
  Accounts  payable                            $     598,716   $      630,020
  Accrued  liabilities                                53,684           31,224
  Accrued  interest                                    4,790              -
  Note  payable,  current  portion                   176,530          161,920
  Current  portion  of long-term debt                  9,852            7,977
                                               --------------  ---------------

     TOTAL  CURRENT  LIABILITIES                     843,572          831,141
                                               --------------  ---------------

LONG-TERM  DEBT
  Capital  lease,  net  of  current  portion             -             11,448
  Note  payable  related  party                          -             30,000
                                               --------------  ---------------
     TOTAL  LONG-TERM  LIABILITIES                       -             41,448
                                               --------------  ---------------

     TOTAL  LIABILITIES                              843,572          872,589
                                               --------------  ---------------

COMMITMENTS  AND  CONTINGENCIES                          -                -
                                               --------------  ---------------

STOCKHOLDERS'  EQUITY  (DEFICIT)
  Common stock, 200,000,000 shares authorized,
    $.001 par value; 15,927,148 and 12,295,479
    shares issued and outstanding, respectively       15,927           12,295
  Stock  options  and  warrants                      781,944          354,950
   Additional  paid-in  capital                    4,990,412        3,857,300
   Accumulated  deficit                           (6,083,874)      (4,347,483)
   Accumulated other comprehensive income (loss)      (8,731)         (19,822)
                                               --------------  ---------------

     TOTAL  STOCKHOLDERS' EQUITY (DEFICIT)          (304,322)        (142,760)
                                               --------------  ---------------

    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                         $     539,250   $      729,829
                                               ==============  ===============









The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND  COMPREHENSIVE  LOSS


                                                Year  Ended      Year  Ended
                                                  May  31,         May  31,
                                                    2001            2000
                                               --------------  ---------------
REVENUES                                       $     137,722   $      232,717
COST  OF  REVENUES                                   198,983          324,810
                                               --------------  ---------------

GROSS  PROFIT  (LOSS)                                (61,261)         (92,093)
                                               --------------  ---------------

EXPENSES
  Consulting  fees                                   611,796          525,847
  Marketing  and  public  relations                    6,892          947,747
  Legal  and  professional  fees                     577,312          269,496
  Travel  and  entertainment                          29,573          135,891
  Salaries                                           164,434          385,328
  Office  and  administration                         30,030          154,095
  Rent                                                37,132           52,338
  Communication                                       12,297           41,796
  Software  and  internet  services                    9,805           18,869
  Depreciation  and  amortization                    144,696          184,121
  Database  construction  and  maintenance             7,461          328,063
                                               --------------  ---------------
          TOTAL  OPERATING  EXPENSES               1,631,428        3,043,591
                                               --------------  ---------------

LOSS  FROM  OPERATIONS                            (1,692,689)      (3,135,684)

OTHER  INCOME  AND  (EXPENSES)
  Loss  on  impairment  of  assets                   (30,000)             -
  Interest  income                                       244            1,438
  Interest  expense                                  (13,946)          (5,077)
                                               --------------  ---------------
                                                     (43,702)          (3,639)
                                               --------------  ---------------

NET  LOSS                                         (1,736,391)      (3,139,323)

OTHER  COMPREHENSIVE  INCOME
  Foreign currency translation gain (loss)            11,091          (37,980)
                                               --------------  ---------------

COMPREHENSIVE  LOSS                            $  (1,725,300)  $   (3,177,303)
                                               ==============  ===============

BASIC AND DILUTED NET LOSS PER
  COMMON  SHARE                                $       (0.12)  $        (0.27)
                                               ==============  ===============

WEIGHTED AVERAGE NUMBER OF
  COMMON STOCK SHARES OUTSTANDING,
  BASIC  AND  DILUTED                             13,907,286       11,645,330
                                               ==============  ===============


The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)

                                                                                      Accum-
                                                                                        ulated       Total
                              Common Stock                     Stock                  Other          Stock-
                         -----------------------  Additional   Options     Accum-     Compre-          holders
                         Number                   Paid-in      &           ulated       hensive       Equity
                         Of Shares    Amount      Capital      Warrants    Deficit     Income(Loss)  (Deficit)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, May 31, 1999     11,118,800  $   11,119  $ 1,952,671  $      -   $(1,208,160) $     18,158  $ 773,788

Issuance of common
  stock at an average of
  $1.28 per share and
  issuance of warrants
  at an average of
  $0.165 per warrant         500,000         500      635,000     164,500         -             -      800,000

Options issued for
  consulting fees and
  compensation                   -           -            -       101,200         -             -      101,200

Issuance of warrants
  for professional fees          -           -            -        89,250         -             -       89,250

Issuance of common stock
  for cash at an average
  of $0.92 per share         168,333         168      154,832         -           -             -      155,000

Issuance of common stock
  for cash at $5.00
  per  share                 153,000         153      764,847         -           -             -      765,000

Issuance of common stock
  for conversion of debt
  at  $0.93  per share       168,628         168      156,656         -           -             -      156,824

Issuance of common stock
  for services at an
  average of $1.25
  per share                   48,718           49      60,849         -           -             -       60,898

Issuance of common stock
  for cash at $1.00
  per  share                  25,000           25      24,975         -           -             -       25,000

Issuance of common stock
  for conversion of debt
  at $3.00  per  share         5,000            5      14,995         -           -             -       15,000

Issuance of common stock
  in exchange for debt
  at $0.67                   138,000          138      92,445         -           -             -       92,583

Stock rescinded upon
  termination                (30,000)         (30)         30         -           -             -          -

Loss for year ending
  May  31,  2000                 -            -           -           -    (3,139,323)          -   (3,139,323)

Foreign currency
  translation gain (loss)        -            -           -           -           -         (37,980)   (37,980)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, May 31, 2000     12,295,479      12,295    3,857,300     354,950  (4,347,483)      (19,822)  (142,760)





The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)

                                                                                      Accum-
                                                                                        ulated       Total
                              Common Stock                     Stock                  Other          Stock-
                         -----------------------  Additional   Options     Accum-     Compre-          holders
                         Number                   Paid-in      &           ulated       hensive       Equity
                         Of Shares    Amount      Capital      Warrants    Deficit     Income(Loss)  (Deficit)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Issuance of common stock
  for cash at an average
  of  $0.50  per  share    1,687,000       1,687      211,813         -           -             -      213,500

Common stock options
  exercised for cash and
  services at $0.39
  per  share                 550,000         550      214,450         -           -             -      215,000

Options issued for
  consulting  fees               -           -            -       542,769         -             -      542,769

Stock issued for debt at
  $1.00 per share             67,000          67       66,933         -           -             -       67,000

Issuance of common stock
  for cash at an average
  of  $0.50  per  share      240,000         240      117,760         -           -             -      118,000

Options exercised at an
  average of $0.62
  per share                  227,000         227      140,200     (74,680)        -             -       65,747

Stock issued for services
  at  $0.45  per  share      600,000         600      167,400         -           -             -      168,000

Stock issued for debt at
  an average of $0.54
  per  share                 260,669         261      139,601         -           -             -      139,862

Options expired                  -           -         74,955     (74,955)        -             -          -

Options issued as
  compensation                   -           -            -        33,860         -             -       33,860

Loss for the year ending
  May  31,  2001                 -           -            -           -    (1,736,391)          -   (1,736,391)

Foreign currency translation
  gain  (loss)                   -           -            -           -           -          11,091     11,091
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, May 31, 2001     15,927,148  $   15,927  $ 4,990,412  $  781,944 $(6,083,874) $     (8,731) $(304,322)
                         ===========  ==========  ===========  ==========  ==========  ============  ==========















The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                Year  Ended      Year  Ended
                                                  May  31,         May  31,
                                                    2001            2000
                                               --------------  ---------------
Cash  flows  from  operating  activities:
   Net  loss                                   $  (1,736,391)  $   (3,139,323)
Adjustments to reconcile net loss to net
  cash  used  by  operating  activities:
    Loss  on  impaired  assets                        30,000              -
    Stock  issued  for  database  expenses               -             92,583
    Stock  issued  for  accounts  payable                -             40,000
    Depreciation  and  amortization                  144,696          184,121
    Services paid by issuance of common
       stock  and  options                           925,219           60,578
    Accounts  payable  paid  in  stock                   137              -
    Warrants issued for professions services             -             89,250
    Options issued for compensation                   33,860          101,200
  Increase  in:
    Employee  advance  receivable                        -            (67,284)
    Other  assets                                     (9,785)          56,509
    Accrued  liabilities                              22,464           22,774
    Accounts  payable                                 (1,304)         570,044
  Decrease  in:
    Accrued  interest                                  3,745             (577)
    Accounts  payable,  related  party                   -            (25,000)
    Deposits                                          11,458           13,838
                                               --------------  ---------------
Net  cash  used  in  operating  activities          (575,901)      (2,001,287)
                                               --------------  ---------------

Cash  flows  from  investing  activities:
  Payments  on  leased equipment                      (9,573)          (5,996)
  Purchase  of  property  and  equipment                 -           (176,553)
  Investment                                             -            (30,000)
                                               --------------  ---------------
Net  cash  used  in  investing  activities            (9,573)        (212,549)
                                               --------------  ---------------

Cash  flows  from  financing  activities:
  Proceeds  from  loans                              197,543          191,920
  Issuance  of  stock                                397,660        1,721,015
                                               --------------  ---------------
Net  cash  provided  by  financing  activities       595,203        1,912,935
                                               --------------  ---------------

Net  increase  (decrease)  in  cash                    9,729         (300,901)

Foreign  currency  translation  gain  (loss)           5,529          (37,980)

Cash,  beginning  of  period                          32,385          371,266
                                               --------------  ---------------
Cash, end of period                            $      47,643   $       32,385
                                               ==============  ===============




The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                Year  Ended      Year  Ended
                                                  May  31,         May  31,
                                                    2001            2000
                                               --------------  ---------------

SUPPLEMENTAL  DISCLOSURES:
  Cash paid for interest and income taxes:
    Interest                                   $         -    $           577
                                               ==============  ===============
    Income  taxes                              $         -     $          -
                                               ==============  ===============

NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
  Stock issued for notes payable,
    related party                              $      30,000   $          -
  Options  issued  for  compensation           $      33,860   $          -
  Debt  converted  to  stock                   $     176,862   $          -
  Stock  issued  for  accounts  payable        $         137   $       40,000
  Purchase commitment for database paid
    in  common  stock                          $         -     $       92,583
  Services paid by issuance of stock
     and options                               $     925,219   $       60,578
  Lease agreement satisfied with stock         $         -     $       44,777
  Oversubscriptions payable converted to debt  $         -     $      112,000
  Warrants issued for professional fees        $         -     $       89,250
































The accompanying notes are an integral part of these financial statements.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Elgrande.com Inc., formerly Intellicom Internet Corp (hereinafter, "the Company"), was incorporated in April 1998 under the laws of the State of Nevada primarily for the purpose of developing and marketing internet applications, specifically for books, software, audio and video media, and computer games. The Elgrande.com site is a stand-alone e-commerce site and its future purpose will be as a prototype demonstration site for the ShopEngineTM suite of software applications. The Elgrande.com site will be used to demonstrate ShopEngine software updates and as a marketing tool to showcase the capabilities of ShopEngineTM to prospective shop supplies and shop operations. The name change to Elgrande.com Inc. was effective on September 19, 1998. The Company maintains an office in Vancouver, British Columbia, Canada.

Elgrande.com Inc. formed a wholly owned subsidiary, Yaletown Marketing Corp, to provide management and administrative services for the Company. Yaletown Marketing was incorporated February 23, 1999 in Victoria, British Columbia, Canada.

The  Company's  year-end  is  May  31.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies of Elgrande.com Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. References herein to the Company include the Company and its subsidiary, unless the context otherwise requires.

Going  Concern
--------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred net losses of $1,736,391 and $3,139,323 for the years ended May 31, 2001 and 2000, respectively. As of May 31, 2001, the Company's liabilities exceeded its current assets by $781,595. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently putting a new business plan in place which will, if successful, mitigate these factors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (continued)

Going  Concern (continued)
--------------------------
An estimated $1 million is believed necessary to continue operations and increase development through the next fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships. Management intends to seek new capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

Accounting  Method
------------------
The Company's financial statements are prepared using the accrual method of accounting. In 1999, the Company changed its year-end from November 30 to May 31.

Earnings  per  Share
--------------------
The  Company  has  adopted Statement of Financial Accounting Standards Statement
(SFAS) No. 128, Earnings Per Share. Basic loss per share is computed using the weighted average number of common shares outstanding. Diluted net loss per share is the same as basic net loss per share, as the inclusion of common stock equivalents would be antidilutive. As of May 31, 2001, the Company had 754,444 options outstanding and convertible debt of $48,315 that would have been equal to 96,630 shares of common stock, which are considered to be antidilutive.

Cash  and  Cash  Equivalents
----------------------------
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision  for  Taxes
---------------------
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Provision  for  Taxes  (continued)
----------------------------------
At May 31, 2001, the Company had net deferred tax assets of $1,300,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at May 31, 2001.

At May 31, 2001, the Company has net operating loss carryforwards of approximately $5,200,000, which expire in the years 2019 through 2021. The Company recognized approximately $777,285 of losses for the issuance of common stock for services in 2001, which were not deductible for tax purposes.

Fair  Value  of  Financial  Instruments
---------------------------------------
The carrying amounts for cash, deposits, prepaid expenses, receivables, accounts payable, loans and notes payable, accrued liabilities, and convertible debt approximate their fair value.

Use  of  Estimates
------------------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Compensated  Absences
---------------------
Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Foreign  Currency  Translation  Gains/Losses
--------------------------------------------
The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Advertising  Costs
------------------
Advertising  costs  are  charged  to  operations  when  they  occur.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Accounting  For Stock Options And Warrants Granted To Employees And Nonemployees
--------------------------------------------------------------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation", defines a fair value-based method of accounting for stock options and other equity instruments. The company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Revenue  And  Cost  Recognition
-------------------------------
Revenues and costs are recognized at the time of sale of the company's products. The company recognizes revenue for product sales, net of any promotional gift certificates, when the products are shipped and title passes to customers. Outbound shipping charges are included in net sales collected by the company. The company provides an allowance for sales returns based on historical experience.

Cost of sales consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and costs associated with service revenues and marketplace business. Costs of the company's products are invoiced to the company periodically by the company's sole provider. See note 9.

Recent  Accounting  Pronouncements
----------------------------------
In June 2001, the FASB issued SFAS no. 141, "Business Combinations" and SFAS no. 142, "Goodwill And Other Intangible Assets". SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS no. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS no. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On July 1, 2001, the company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change in net income because the company does not have any assets with indefinite lives at the time. The company is currently evaluating the impact of the transitional provisions of the statement.

In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This
statement  provides  accounting  and   reporting  standards  for  transfers  and
servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company's results of operations or financial position.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Derivative  Instruments
-----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At May 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Research  and  Development
--------------------------
Research and development expenses are charged to operations as incurred. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Impairments are recognized in operating results when a permanent diminution in value occurs.

NOTE  3  -  PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation and amortization are three and five years.

Depreciation and amortization expense for the years ended May 31, 2001 and 2000 were $144,696 and $184,121, respectively.

NOTE  4  -  INTANGIBLE  ASSETS

The Company has capitalized $545,645, which is the contractual cost of data base software purchased from an independent software supplier. No portion of this software was internally developed and, accordingly, there are no internal costs associated with this software which were charged to research and development. Consistent with SOP 98-1, the costs of this software-which was purchased solely for internal use and will not be marketed externally-have been capitalized.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  5  -  COMMON  STOCK  AND  WARRANTS

Upon incorporation, 4,000,000 shares of common stock were distributed at $0.001 per share to the board of directors for $4,000. The succeeding share issuance was for 5,000,000 common shares at $0.01 per share for $50,000. Under Regulation D, Rule 504, 943,800 shares of common stock were issued at $1.00 per share for cash and subscriptions. A May 1, 1999 issuance was for 300,000 units, each consisting of one share of common stock and three common stock purchase warrants (Class A, Class B and Class C) at $3.00 per unit under Regulation D, Rule 501. Each Class A warrant entitles the holder to acquire an additional share of common stock for $7.50 per share at any time prior to May 31, 2006. Each Class B warrant entitles the holder to acquire an additional share of common stock for $15.00 per share at any time prior to May 31, 2006 and each Class C warrant entitles the holder to acquire an additional share of common stock for $25.00 per share at any time prior to May 31, 2006. The warrants have no assigned value according to the Black-Scholes Option Price Calculation. As of May 31, 2001, none of the warrants have been exercised.

At November 30, 1998, $538,050 in stock subscriptions was receivable and subsequently $491,305 of this was received by January 11, 1999. The balance of $46,745 was collected by April 1999.

At May 31, 1999, the Company's third stock offering was over-subscribed by $112,000 and at November 30, 1998 the Company's second stock offering was over-subscribed by $90,000. These amounts were recorded on the Company's balance sheets as a current liability. The overage of $90,000 was repaid to subscribers in December 1998. The overage of $112,000 was subsequently converted to a loan which was then satisfied with stock.

At May 31, 1999, 25,000 shares of common stock had been granted but not issued. The Company valued the related services at $25,000 and, accordingly, recorded an accrual for this amount. During the year ended May 31, 2000, the stock was issued.

During the year ended May 31, 2000, common stock shares were issued for cash, services and debt conversion. The following common stock shares were issued:
646,333 shares were issued for $0.97 to $5.00 per share in cash totaling $1,221,015; 500,000 shares were issued with 1,000,000 warrants attached with the stock valued at $1.28 per share and the warrants at an average value of $0.16 per warrant. Additionally, during the year ended May 31, 2000, 48,718 shares of stock (25,000 from options) were issued for 60,898 in services which were previously recorded in accounts payable. Additionally, 138,000 shares for $92,583 in database expenses, 120,430 shares for $112,000 of notes payable, 5,000 shares for $15,000 of accounts payable and 48,198 shares as settlement for a $44,777 capital lease obligation were issued. In March 2000, the Company issued 75,000 warrants for professional services. Each warrant is exercisable for 5 years with a price of $1.87. The fair value of each warrant granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: the risk-free interest rate is 5%, volatility is 0.3, and the expected life of the warrants is five years. The fair market value of these warrants of $89,250 was recorded as professional fees pursuant to Financial Accounting Standard No. 123

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  5  -  COMMON  STOCK  AND  WARRANTS (CONTINUED)

During the year ended May 31, 2001, the Company issued for cash 1,687,000 shares of common stock for $331,500 and 600,000 shares of common stock for services valued at $168,000. In the same twelve month period, 327,669 common stock shares were issued in exchange for debt in the amount of $206,862, 137,000 shares were issued for $137 in accounts payable to an officer, and 777,000 common stock options were exercised for cash of $66,297 and services valued at $289,130.

NOTE  6-STOCK  OPTIONS

During the year ended May 31, 2001, the board of directors granted 2,582,556 options in exchange for compensation and consulting services. The Company valued these services at $940,714. The options issued have an average exercise price of $0.36. Of the options granted, 777,000 were exercised and 465,556 expired. The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest rate is 6% and 7%, volatility is .3 and expected life is 3 to 5 years.

During the year ended May 31, 2000, the Company's board of directors authorized the exercise of options to acquire 135,000 common stock shares for $1.00 per share.

On June 11, 1999, the board of directors approved the Elgrande.com, Inc. 1999 Stock Option Plan. This plan allows the Company to distribute up to 5,000,000 shares of common stock shares to officers, directors, employees and consultants through the authorization of the Company's board of directors. The board of directors also granted options to acquire 4,445,000 common stock shares at $3.00 per share before June 11, 2004. The Company's executive officers and directors were granted 4,225,000 of these options. Subsequent to year-end, the Company's executive officers and directors voluntarily returned all 4,225,000 of these options retroactively to the date of the grant.

The fair value of each option granted was estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made to estimate fair value: the risk-free interest rate is 5%, volatility is 0.5, and the expected life of the options is five years. Accordingly, $34,500 of the options' expense was initially recorded in the Company's interim financial statements as compensation and the remaining options' expense of $2,010,200 was recorded as consulting fees. In accordance with Financial Accounting Standard
No. 123 paragraph 115, the recorded expenses were deemed to be an estimate, subject to adjustment by decreasing the expense in the period of forfeiture. Pursuant to the return of the aforementioned options, management decreased compensation and consulting expenses by the originally recorded $2,010,200.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  6-STOCK  OPTIONS (CONTINUED)

In September 1998, the Company adopted the Elgrande.com Inc. 1998 Directors and Officers Stock Option Plan, a non-qualified plan. This plan allows the Company to distribute up to 1,000,000 shares of common stock to officers, directors, employees and consultants through the authorization of the Company's Board of Directors. In November 30, 1998, the Company issued 850,000 common stock shares for the services of consultants. The Company valued these services at $50,000. See Note 7.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate is 5%, volatility is 0.5, and expected life is 5 years. During the year ending May 31, 1999, the Company issued 1,000,000 common stock options that may be exercised at any time before March 15, 2004 at $1.00 per share. The strike price of these options exceeds the options' minimum value calculated using the Black-Scholes model, therefore, no compensation costs have been recognized pursuant to Financial Accounting Standard No. 123.

The  following  is  a  summary  of  stock  option  activity:

Outstanding at 5-31-99              1,850,000   $       0.57
              Granted                 220,000           3.00
              Exercised              (135,000)          1.00
              Forfeited                   -             -
                                  ------------  -------------
Outstanding at 5-31-00              1,935,000   $       0.82
Options exercisable at 5-31-00      1,595,000   $       0.99
                                  ============  =============
Weighted average fair value of
options granted during 2000                     $       0.28
                                                ============
Outstanding at 5-31-00              1,935,000   $       0.82
               Granted              2,582,556           0.45
               Exercised             (777,000)          0.45
               Forfeited             (465,556)          0.45
                                  ------------  -------------
Outstanding at 5-31-01              3,275,000   $       0.63
                                  ============  =============
Options exercisable at 5-31-01      3,275,000   $       0.63
                                  ============  =============
Weighted Average fair value of
 options granted during 2001                    $     0.22
                                                ============

NOTE  7  -  RELATED  PARTIES

Certain consultants which received common stock under the Company's non-qualified stock option plan are related to the Company's directors and stockholders. Of the 850,000 shares issued to consultants in 1999, 187,500 shares were issued to family members of directors who provided services to the Company. See Note 6.

During the year ending May 31, 2000, the Company paid its officers and directors $284,790 in consulting fees. During the year ended May 31, 2001, the Company paid its officers and director $90,117 in consulting fees.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  7  -  RELATED  PARTIES (CONTINUED)

At May 31, 2001, the Company was owed $86,204 from former employees. An allowance of $45,484 has been recorded against this receivable.

At August 31, 2001, the Company was owed $86,204 from former consultants for the use of the Company credit cards for personal expenses. Although the Company is making efforts to collect this amount, management has recorded an allowance of $42,220 against this receivable which is the amount due from a former consultant who has relocated to another country.

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES

Lease  Commitments
------------------
The Company leases office space in Vancouver, B.C., Canada from Yaletown Centre Investment Ltd. for $4,510 per month. The lease is effective from September 1, 1998 to August 31, 2001. The terms of the lease required the Company to give the lessor a $8,264 refundable security deposit. During the year ended May 31, 2000, $4,305 of this deposit was applied to rent.

Future minimum rental commitments under the operating lease are as follows at May 31, 2001:

Year  Ending  May  31,  2002       $13,464

The Company leases telephone equipment under a capital lease expiring June 23, 2002. The asset and liability under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. Depreciation of the asset under capital lease is included in the Company's recorded depreciation expense.

Future  minimum  lease  commitments  under  the  capital  lease  are as follows:

Year  Ending  May  31,  2002         $9,852

Disputed  Accounts
------------------
The Company is currently in dispute with MacDonald Harris & Associates Ltd. ("MHA") regarding consulting and computer services for the Company's database. Management believes that there are no outstanding amounts due to MHA as all accounts payable from the Company to MHA were paid in full and the Company has transferred 138,000 shares of common stock which was due to MHA. However, MHA claims that additional amounts may be due, including common stock in the Company, which the Company disputes. Management believes that MHA's claims are without merit and has made no provisions in the financial statements concerning any of these matters. Further, management is taking steps to recover capital equipment purchased on behalf of the Company by MHA.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  9  -  CONCENTRATION  OF  CREDIT  RISK  FOR  CASH  HELD  AT  BANKS

Cash
----
The Company maintains cash balances at two banks. Accounts at each institution are insured by the Canadian Depository Insurance up to $60,000 in Canadian funds. At May 31, 2001, no accounts exceeded this limit.

Economic  Dependency
--------------------
During the years ended May 31, 2001 and 2000, the Company purchased 100% of its product line from one supplier. There were no amounts due to that supplier at May 31, 2000 and $32,594 due at May 31, 2000.

NOTE  10  -  NOTES  AND  DEBENTURES  PAYABLE

Short-term  Notes
-----------------
During the year ended May 31, 2000 private investors loaned the Company $94,920, which is convertible to common stock at $0.50 per share. In lieu of cash repayment of the loan, the investors are entitled to receive common stock at a discounted rate of 20% of the closing price of the stock on July 31, 2000. On November 29, 2000, 215,727 shares of common stock were issued for $94,920 to satisfy this loan.

In April 2000, the Company received $67,000 from private investors. On July 12, 2000, 67,000 shares of common stock were issued at $1.00 per share to satisfy the loan. During the year ended May 31, 2001 private investors loaned an additional $68,283 to the Company, of which $19,969 was repaid with stock.

A related party, the father of the co-founder of Elgrande.com, Inc., loaned the Company $30,000 and paid expenses on behalf of the Company in the amount of $14,942 which was satisfied with 44,942 shares at $1.00 per share of common stock during the year ended May 31, 2001.

Debentures
----------
In January 1999, the Company issued 12%, subordinated convertible debentures for a total of $128,216. The debentures mature on various dates beginning January 1, 2002 through May 2002 and pay simple interest quarterly beginning April 1, 2002. The debentures are convertible to common stock at a conversion price equal to the average closing bid price for the five trading days immediately prior to the conversion date.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  11  -  INVESTMENT  IN  INDIGO  CITY  PARTNERSHIP

In June 1999, the Company entered into an electronic media agreement with Hydrogen Media, Inc. ("HMI"), whereby both parties agreed to build an e-commerce web site. Under the partnership, which is referred to as the Indigo City Partnership, the Company was to provide all content for the web site and HMI will provide all programming.

The Company was obligated to pay a total of $60,000 to HMI for its services under the contract. At the financial statement date, the Company had paid $30,000 in cash and recorded the remaining $30,000 as an account payable. During the year ended May 31, 2001, it was determined that contracted services had not been provided, and the Company withdrew from the partnership. The Company recorded a loss of $30,000 which is included in impairment of assets in the accompanying financial statements

NOTE  12  -  SUBSEQUENT  EVENTS

The Company announced the launch of www.shopengine.net on July 24, 2001, which carries handcrafted articles and artifacts.

                                ELGRANDE.COM INC.
                          INTERIM FINANCIAL STATEMENTS
                        =================================

                                FEBRUARY 28, 2002




                                ELGRANDE.COM INC.

                                TABLE OF CONTENTS



FINANCIAL  STATEMENTS


     Consolidated  Balance  Sheets                                             2

     Consolidated  Statements  of  Operations  and Comprehensive Loss          3

     Consolidated  Statements  of  Cash  Flows                                 5

NOTES  TO  FINANCIAL  STATEMENTS                                               6

                               ELGRANDE.COM, INC.
                           CONSOLIDATED BALANCE SHEETS



                                               February 28,       May  31,
                                                   2002           2001
                                               (Unaudited)
                                              --------------  --------------
ASSETS

CURRENT  ASSETS
     Cash                                     $      14,182   $      47,643
     Payroll  tax  refund  receivable                   -             8,049
     GST  tax  refundable                             5,906           1,762
     Prepaid  expenses                                  550           4,523
                                              --------------  --------------
          TOTAL  CURRENT  ASSETS                     20,638          61,977
                                              --------------  --------------

PROPERTY  AND  EQUIPMENT
     Computer  hardware                              99,132          97,972
     Furniture  and  fixtures                        63,227          62,591
     Database  and  software                        546,171         545,645
     Less accumulated depreciation
       and  amortization                           (391,328)       (333,912)
                                              --------------  --------------
          TOTAL  PROPERTY  AND  EQUIPMENT           317,201         372,296

OTHER  ASSETS
     Employee  expense  advances                        -            46,093
     Employee receivable, net of allowance           57,986          40,720
     Deposits                                        16,345          18,164
                                              --------------  --------------
          TOTAL  OTHER  ASSETS                       74,331         104,977
                                              --------------  --------------
          TOTAL  ASSETS                       $     412,170   $     539,250
                                              ==============  ==============

                               ELGRANDE.COM, INC.
                           CONSOLIDATED BALANCE SHEETS


                                               February 28,      May 31,
                                                   2002            2001
                                               (Unaudited)
                                              --------------  --------------

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT  LIABILITIES
     Accounts  payable                        $     439,439   $     598,716
     Accrued  liabilities                            23,951          53,684
     Accrued  interest                                4,164           3,745
     Debentures payable                             203,847             -
     Notes  payable                                  78,147         177,575
     Current  portion of capital lease                   -            9,852
                                              --------------  --------------
          TOTAL  CURRENT  LIABILITIES               749,549         843,572
                                              --------------  --------------

       TOTAL  LIABILITIES                           749,549         843,572

COMMITMENTS  AND  CONTINGENCIES                     165,877             -
                                              --------------  --------------

STOCKHOLDERS'  EQUITY  (DEFICIT)
     Common stock, 200,000,000 shares
       authorized, $.001 par value;
       28,093,323 and 15,927,148 shares
       issued and outstanding,
       respectively                                  28,094          15,927
     Stock  options  and  warrants                  853,561         781,944
     Additional  paid-in  capital                 5,505,077       4,990,412
     Accumulated  deficit                        (6,885,566)     (6,083,874)
     Accumulated other comprehensive income (loss)   (3,922)         (8,731)
                                              --------------  --------------
    TOTAL  STOCKHOLDERS' EQUITY (DEFICIT)          (503,256)       (304,322)
                                              --------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                   $     412,170   $     539,250
                                              ==============  ==============


















See accompanying notes.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                 For  the        For  the        For the         For the
                                                 Three Months    Three Months    Nine Months     Nine Months
                                                 Ended           Ended           Ended           Ended
                                                 February 28,    February 28,    February 28,    February 28,
                                                    2002            2001            2002            2001
                                                 (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                               --------------  --------------  --------------  --------------
REVENUES                                       $       2,090   $      28,266   $      23,846   $     107,016
COST  OF  REVENUES                                    (1,817)        (27,698)        (25,701)       (169,825)
                                               --------------  --------------  --------------  --------------
GROSS  PROFIT  (LOSS)                                    273             568          (1,855)        (62,809)
                                               --------------  --------------  --------------  --------------

EXPENSES
     Bad Debt                                          3,893             -            36,271              -
     Consulting  fees                                130,782             -           334,040          578,519
     Marketing  and  public  relations                 3,496           1,723          19,083            1,723
     Legal  and  professional  fees                      -               -            93,122          538,013
     Office  and  administration                      64,237          74,124         181,598          218,621
     Software  and  internet  services                 3,313           1,315           9,959              -
     Depreciation  and  amortization                  18,678          26,952          56,764           13,132
     Database  construction  and  maintenance            -               -               -             19,981
                                               --------------  --------------  --------------  --------------
          TOTAL  OPERATING EXPENSES                  224,399         104,114         730,837        1,441,989
                                               --------------  --------------  --------------  --------------

LOSS  FROM  OPERATIONS                              (224,126)       (103,546)       (732,692)      (1,504,798)

OTHER  INCOME  AND  (EXPENSES)
     Interest  income                                     10              65              57             -
     Financing expense                                   -               -           (53,617)            -
     Interest  expense                                (6,190)         (2,296)        (15,440)         (1,460)
                                               --------------  --------------  --------------  --------------
          TOTAL  OTHER  INCOME  (EXPENSE)             (6,180)         (2,231)        (69,000)         (1,460)
                                               --------------  --------------  --------------  --------------

NET  LOSS                                           (230,306)       (105,777)       (801,692)      (1,508,413)

OTHER  COMPREHENSIVE  INCOME
     Foreign  currency  translation  gain(loss)       (6,792)         (1,361)          4,815           3,840
                                               --------------  --------------  --------------  --------------

COMPREHENSIVE  LOSS                            $    (237,098)  $    (107,138)  $    (796,877)  $  (1,504,573)
                                               ==============  ==============  ==============  ==============

BASIC AND DILUTED NET LOSS PER COMMON SHARE    $       (0.01)  $       (0.01)  $       (0.05)  $       (0.13)
                                               ==============  ==============  ==============  ==============

WEIGHTED  AVERAGE  NUMBER  OF
  COMMON  STOCK  SHARES  OUTSTANDING,
  BASIC  AND  DILUTED                             18,314,315      11,367,012      17,182,271      11,148,000
                                               ==============  ==============  ==============  ==============













See accompanying notes.

                               ELGRANDE.COM, INC.
                    CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                  For the nine    For the nine
                                                  Months ended    Months Ended
                                                   February 28,    February 28,
                                                     2002            2001
                                                  (Unaudited)     (Unaudited)
                                                 --------------  --------------
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net  loss                                   $    (801,692)  $  (1,502,413)
     Adjustments  to  reconcile  net  loss to
       net cash used by operating activities:
         Bad debt expense                               36,271             -
         Depreciation  and  amortization                56,764          93,176
         Services paid by issuance of
           common  stock                               192,079         925,356
         Options issued for compensation                   -            33,860
         Options issued for professional services       17,500             -
        Warrants for finance expense                    53,617             -
       Decrease (increase) in:
         Other Receivables                                 -             3,844
          Employee  advances                            17,266          10,407
          Other  assets                                  9,697            (461)
       Increase  (decrease)  in:
          Accounts payable                               6,600          21,642
          Accrued  liabilities                         (29,733)          7,592
          Accrued  interest                                419             -
                                                 --------------  --------------
 Net  cash  used  in  operating  activities           (441,212)       (412,997)
                                                 --------------  --------------
CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
     Purchase  of  property  and  equipment             (1,601)           (590)
     Deposits paid                                      (6,834)            -
                                                 --------------  --------------
Net  cash  used  in  investing  activities              (8,435)           (590)
                                                 --------------  --------------
CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
     Proceeds from stock transactions                  220,552         277,797
     Payments on leased equipment                       (3,173)         (8,160)
     Proceeds  from  loans                             238,790         128,283
     Repayment of loans                                (41,218)            -
                                                 --------------  --------------
Net  cash  provided  by  financing  activities         414,951         397,920
                                                 --------------  --------------
Net  increase  (decrease)  in  cash                    (34,696)        (15,667)
Foreign  currency  translation  gain                     1,417              -
Cash,  beginning  of  period                            47,461          32,385
                                                 --------------  --------------
Cash,  end  of  period                           $      14,182   $      16,718
                                                 ==============  ==============
SUPPLEMENTAL  DISCLOSURES:
  Cash paid for interest and income taxes:
          Interest                               $         -     $         896
                                                 ==============  ==============
          Income  taxes                          $         -     $         -
                                                 ==============  ==============



See accompanying notes.

                               ELGRANDE.COM, INC.
                    CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                  For the nine    For the nine
                                                  Months ended    Months Ended
                                                   February 28,    February 28,
                                                     2002            2001
                                                  (Unaudited)     (Unaudited)
                                                 --------------  --------------

NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Warrants issued for financing fees          $      53,617   $         -
     Stock issued for notes payable, related
     Party                                       $     114,200   $      44,897
     Services paid by issuance of stock
       and  options                              $     209,579   $     959,079
     Options issued for compensation             $         -     $      33,860
     Debt converted to stock                     $         -     $     161,965
     Leased satisfied by forfeiture of deposit   $       6,679   $         -









































See accompanying notes.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 FEBRUARY 28, 2002


The reviewed financial statements have been prepared in accordance with generally accepted accounting principles for the interim financial information with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all adjustments (consisting of only normal accruals) considered necessary for a fair presentation have been included.

For further information refer to the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered material recurring losses from operations since inception. At February 28, 2002 the Company has a working capital deficit of $728,911, an accumulated deficit of $6,889,488 and negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Continuation of the Company is dependent on achieving sufficiently profitable operations and obtaining additional financing. Management has and is continuing to raise additional capital from various sources and has developed a new business plan and website, shopengine.net. Shopengine.net competes the arts and handcrafts sector. There can be no assurances that the Company will be successful in raising additional capital. The financial statements do not include any adjustment relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Mariusz Girt resigned as Officer and Director effective February 5, 2002 and Randal Palach resigned as Director effective February 8, 2002.

NOTE  1  -  COMMON  STOCK  AND  WARRANTS

During the nine months ended February 28, 2002, the Company issued 1,072,343 warrants as consideration for financing fees valued at $53,617, exercisable at an average of $0.78 per common share.

For the nine months ended February 28, 2002 the Company issued 6,080,526 shares of common stock for cash of $220,552, debt of $114,200 was converted to 2,993,809 shares of common stock and 3,091,840 shares of common stock were issued for services valued at $192,079.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 FEBRUARY 28, 2002

NOTE  2  -  STOCK  OPTIONS

During the nine months ended February 28, 2002, the Company issued 350,000 stock options for professional services with a fair market value of $17,500.

The  following  is  a  summary  of  stock  option  activity:
                                                       Weighted average
                                     Number of Shares  Exercise Price
                                     ---------------  ----------------
Outstanding at 5-31-00                    1,935,000   $       0.82
     Granted                              2,582,556           0.45
     Exercised                             (777,000)          0.45
     Forfeited                             (465,556)          0.45
                                     ---------------  ----------------
Outstanding at 5-31-01                    3,275,000           0.63
     Granted                                350,000           0.10
                                     ---------------  ----------------
Outstanding at 2-28-02                    3,625,000   $       0.61
                                     ===============  ================
Options exercisable at 2-28-02          3,625,000     $       0.61
                                     ===============  ================
Weighted average fair value
 of options granted during 2002                       $       0.05
                                                      ================

NOTE  3  -  COMMITMENTS  AND  CONTINGENCIES

Lease  Commitments
------------------
The  Company  leases  office   space  in  Vancouver,  B.C.,  Canada   from  Make
Technologies Inc. for base rent of $1,550 per month. The lease is effective from January 1, 2002 to July 31, 2006. The terms of the lease required the Company to give the lessor a $6,834 refundable security deposit.

Future minimum rental commitments under the operating lease are as follows at February 28, 2002:

Year  Ending:
-------------
May 31, 2002     $ 3,098
May 31, 2003     $22,162
May 31, 2004     $22,877
May 31, 2005     $22,877
May 31, 2006     $22,877

The Company is in negotiations with Perich and Partners, a vendor for which $165,877 is currently booked in accounts payable, to settle the account. This amount has been reclassed to Commitments and Contingencies. Negotiations expect to be complete in the last quarter.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 FEBRUARY 28, 2002

NOTE  4  -  NOTES  AND  DEBENTURES  PAYABLE

Short-term  Notes
-----------------
During  the  nine  months  ended  February  28, 2002, the CEO loaned the Company
$23,652  to  fund  continuing  operations.

Debentures
----------
During the nine months ended February 28, 2002, the Company issued 12%, subordinated convertible debentures for total of $203,847. The debentures mature on various dates beginning January 1, 2002 through February 1, 2003 and pay simple interest quarterly beginning April 1, 2001. The debentures are convertible to common stock at a conversion price equal to the average closing bid price for the five trading days immediately prior to the conversion date.

NOTE  5  -  SUBSEQUENT  EVENTS

The Company has successfully negotiated with Perich and Partners to settle the account outstanding. It has been agreed that the account will be settled for a total of $40,000, with payment to be made in combination of cash and equity.

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ELGRANDE.COM, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ELGRANDE.COM, INC. SINCE THE DATE
HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                         53,826,538 SHARES OF COMMON STOCK


                               ELGRANDE.COM,  INC.

                                    PROSPECTUS


                               ____  __,  2002

                                TABLE OF CONTENTS


ITEM
----
Summary
Cautionary  Statement  About  ELGRANDE.COM,  INC.
Forward-Looking  Statements
Summary  Financial  Data
Risk  Factors
Capitalization
Dividend Policy
Business
Management's  Discussion  and
    Analysis  of  Financial  Condition
    and  Results  of  Operations
Management
Certain  Market  Information
Use  of  Proceeds
Principal  and  Selling  Stockholders
Plan  of  Distribution
Stock  Purchase  Agreement
Shares  Eligible  for  Future  Sale
Description  of  Capital  Stock
Transfer  Agent
Legal  Matters
Experts
Additional  Information
Index  to  Financial  Statements

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with the issuance and distribution of the shares of common stock.

Securities  and  Exchange  Commission  Registration  Fee               $  672.83
NASD  Filing  Fees  and  Blue  Sky  Fees  and  Expenses                     0
Printing  and  Engraving  Expenses                                          0
Legal  Fees  and  Expenses                                            $25,000.00
Accounting  Fees  and  Expenses                                         3,000.00
                                                                      ----------
     Total                                                            $28,672.83
                                                                      ==========

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933 (the "Act"):

                                                                                 Total Offering
                                                                    Principal    Price/Underwriting
Date             Title and Amount                Purchasers         Underwriter  Discounts
---------------  ------------------------------  -----------------  -----------  ------------------
August, 1999     153,000 shares of common stock  Private Investors       NA         $765,000/NA
November, 1999   300,000 shares of common stock  Private Investors       NA         $300,000/NA
January, 2000     33,333 shares of common stock  Private Investors       NA         $ 20,000/NA
February, 2000    30,000 shares of common stock  Private Investors       NA         $ 75,000/NA
February, 2000    20,000 shares of common stock  Private Investors       NA         $ 50,000/NA
February, 2000    50,000 shares of common stock  Private Investors       NA         $125,000/NA
February, 2000   100,000 shares of common stock  Private Investor        NA         $250,000/NA
August, 2000     227,000 shares of common stock  Private Investor        NA         $113,500/NA
September, 2000  137,000 shares of common stock  Consultants             NA      Consulting
                                                                                 services valued
                                                                                 at $60,000
September, 2000   90,000 shares of common stock  Consultants             NA      Consulting
                                                                                 services valued
                                                                                 at $40,500
September, 2000  200,000 shares of common stock  Private Investor        NA         $100,000/NA
May,  2001       250,000 shares of common stock  Private  Investor       NA        $ 20,000/NA
May,  2001     1,250,000 shares of common stock  Private  Investor       NA        $100,000/NA
July,  2001      180,556 shares of common stock  Private  Investor       NA        $  9,750/NA
August,  2001    400,000 shares of common stock  Private Investor        NA        $ 20,000/NA
August, 2001
Through
October, 2001  4,360,704 shares of common stock  Private  Investors      NA        $148,700/NA
October, 2001    244,186 shares of common stock  Private Investor        NA        $  6,300/NA
October, 2001  2,777,778 shares of common stock  Private Investor        NA        $100,000/NA
November, 2001    75,713 shares of common stock  Private Investor        NA        $  3,135/NA
November, 2001    75,713 shares of common stock  Private Investor        NA        $  3,135/NA
February, 2002 1,111,111 shares of common stock  Private Investor        NA        $ 50,000/NA

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

(a)     EXHIBITS

Exhibit
Number   Description  of  Exhibit
------   ------------------------
3.1*     Articles  of  Incorporation
3.11*    By-Laws
4.2* Form of 12% Convertible Debenture due 2002 issued in the aggregate principal amount of $129,000
4.3*     Form  of  Stock  Purchase  Warrant
4.4 Stock Purchase Agreement, as amended December 18, 2001, between the Company and IFG Private Equity, LLC
4.5      Commitment  Warrant
4.6 Registration Rights Agreement, dated September 18, 2001, between the Company and IFG Private Equity, LLC
5.1      Form  of  Opinion  of  Jackson  &  Campbell,  P.C.
10.3*    M.  Page  -  Consulting  Agreement
10.4*    C.  Parfitt  -  Consulting  Agreement
10.6*    Office  lease  dated  August  27,  1998
10.7*    Office  lease  dated  December  22,  1998
10.8* Consulting Agreement between Company and Wolnosc International (Mariusz Girt)
10.9*    Lease  Agreement  of  Company's  offices  dated  January  31,  2000
10.10*   Capital  Lease  Agreement  with  National  Leasing  System
10.11*   Consulting  Agreement  between  Company  and  Michael  F.  Holloran
10.12*   Sublease  Agreement  of  Company's  Offices  dated  August  7, 2001
10.13*   Addendum  to  the  Sublease  dated  August  22,  2001
10.14*   Consulting  Agreement  between  Company  and  Paul  Morford
21*      List  of  Subsidiaries
23.1     Consent  of  Williams  &  Webster,  P.S.
99.1*    1998  Directors'  &  Officers'  Stock  Option  Plan
99.2*    1999  Stock  Option  Plan

*     Previously  filed.

ITEM  28.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution;

     (2) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the nitial bona fide offering thereof; and

     (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end the offering.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.























[This space left intentionally blank.]

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on the 17th day of May, 2002.

     ELGRANDE.COM,  INC.


     By:   /s/  Michael  F.  Holloran
          ---------------------------
            Michael  F.  Holloran
            Chief  Executive  Officer

     Each person whose signature appears below hereby constitutes and appoints Michael F. Holloran and Paul Morford and either of them, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons on the 17th day of May, 2002, in the capacities indicated.

Signature
---------

/s/  Michael F. Holloran
-------------------------
Michael F. Holloran, President and Chief Executive
Officer  and  Director
(Principal  Executive, Financial and Accounting Officer)

/s/   Paul  Morford
--------------------
Paul  Morford,  Secretary  and  Director














                                  EXHIBIT  INDEX
                                  --------------


4.4 Stock Purchase Agreement, as amended December 18, 2001, between the Company and IFG Private Equity, LLC
4.5     Commitment  Warrant
4.6 Registration Rights Agreement, dated September 18, 2001, between the Company and IFG Private Equity, LLC
5.1     Form  of  Opinion  of  Jackson  &  Campbell,  P.C.
23.1    Consent  of  Williams  &  Webster,  P.S.